EXHIBIT 4.1
Private & Confidential







                               Dated April 3, 2006



                               Facility Agreement
                                      for a
                    US$360,000,000 Revolving Credit Facility

                                       to
                        ARIES MARITIME TRANSPORT LIMITED

                                 provided by the
                        banks and financial institutions
                              listed in Schedule 1

                                    Arrangers
                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                     NORDEA BANK FINLAND PLC, LONDON BRANCH

                                  Co-Arrangers
                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
                                 HSH NORDBANK AG
              SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

                                   Swap Banks
                           HBOS TREASURY SERVICES PLC
                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                     NORDEA BANK FINLAND PLC, LONDON BRANCH
                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
                                 HSH NORDBANK AG
                           SMBC CAPITAL MARKETS, INC.

                                      Agent
                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

Private & Confidential




                               Dated April 3, 2006



                               Facility Agreement
                                      for a
                    US$360,000,000 Revolving Credit Facility

                                       to
                        ARIES MARITIME TRANSPORT LIMITED

                                 provided by the
                        banks and financial institutions
                              listed in Schedule 1

                                    Arrangers
                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                     NORDEA BANK FINLAND PLC, LONDON BRANCH

                                  Co-Arrangers
                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
                                 HSH NORDBANK AG
              SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

                                   Swap Banks
                           HBOS TREASURY SERVICES PLC
                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                     NORDEA BANK FINLAND PLC, LONDON BRANCH
                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
                                 HSH NORDBANK AG
                           SMBC CAPITAL MARKETS, INC.

                                      Agent
                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                                                     NORTON ROSE

                                    Contents

Clause                                                                      Page

1   Purpose and definitions..................................................1

2   The Facility.............................................................15

3   Interest and Interest Periods............................................18

4   Repayment, prepayment, reduction and termination.........................20

5   Commitment commission, fees and expenses.................................23

6   Payments and taxes; accounts and calculations............................24

7   Representations and warranties...........................................26

8   Undertakings.............................................................30

9   Conditions...............................................................42

10  Events of Default........................................................43

11  Indemnities..............................................................47

12  Unlawfulness and increased costs.........................................48

13  Security, set-off and pro-rata payments..................................50

14  Accounts.................................................................52

15  Assignment, substitution and lending office..............................55

16  Agent....................................................................57

17  Notices and other matters................................................57

18  Governing law and jurisdiction...........................................59

Schedule 1 Part 1 - The Banks and their Commitments..........................60

Part 2 - The Swap Banks......................................................62

Part 3 - The Co-Arrangers....................................................63

Schedule 2 Part 1 - Initial Ships............................................64
    Part 2 - Additional Ship Selection Criteria..............................67
    Part 3 - Maximum amount of Advance.......................................67
    Part 4 - Details of Initial Owners.......................................68

Schedule 3 Form of Drawdown Notice...........................................70

Schedule 4...................................................................71
    Part 1 - Documents and evidence required as
             conditions precedent to the Commitment..........................71
    Part 2 - Documents and evidence required as
             conditions precedent to the first Advance.......................73
    Part 3 - Documents and evidence required as
             a condition precedent to all Advances being made (clause 9.3)...76
    Part 4 - Additional documents and evidence required
             as a condition precedent to any Contract
             Instalment Advance (referred to in clause 9.1)..................80

Schedule 5 Form of Substitution Certificate..................................81

Schedule 6 Compliance Certificate............................................85

Schedule 7 Calculation of Additional Cost....................................87

THIS AGREEMENT is dated April 3, 2006 and made BETWEEN:

(1)     ARIES MARITIME TRANSPORT LIMITED as borrower (the "Borrower");

(2) the banks and financial institutions whose names and addresses are set out in Schedule 1, Part 1 (the "Banks");

(3) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND and NORDEA BANK FINLAND PLC, LONDON BRANCH in their capacity as joint lead arrangers (the "Arrangers");

(4) the banks and financial institutions whose names and addresses are set out in Schedule 1, Part 3 (the "Co-Arrangers");

(5) the banks and financial institution whose names and addresses are set out in Schedule 1, Part 2 (the "Swap Banks"); and

(6) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND in its capacity as Agent, security agent and trustee (the "Agent").

IT IS AGREED as follows:

1       Purpose and definitions

1.1     Purpose

        This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrower a revolving credit facility of up to three hundred and sixty million dollars ($360,000,000) which is to be applied by the Borrower:

        (a) in refinancing the intra-group loans made to the Initial Owners by the Borrower using the Existing Facilities (being in the maximum amount of two hundred and thirty four million, three hundred and nine thousand nine hundred and ninety nine Dollars ($234,309,999)) which Existing Facilities are to be prepaid from the proceeds of such refinancing;

        (b) in making available an intra-group loan to Compassion Overseas Limited pursuant to an Intra-Group Loan Agreement to finance 90% of the purchase price of Stena Compassion, being the sum of fifty million four hundred and ninety thousand Dollars ($50,490,000);

        (c) in making available to the Additional Owners intra-group loans under the Intra-Group Loan Agreements to allow the Additional Owners to finance:

                (i) up to 100% of the purchase price or the construction costs of the Additional Ships; and

                (ii)    the Expected Project Costs; and

        (d) for general corporate purposes up to a maximum amount of five million Dollars ($5,000,000).

1.2     Definitions

        In this Agreement, unless the context otherwise requires:

        "Acceptable Employment" means, in relation to each Ship, a charter or other employment arrangement for a minimum period of twelve (12) months with a reputable charterer and at a rate of hire, which has been approved by the Majority Banks in their sole discretion;

        "Account Bank" means The Governor and Company of the Bank of Scotland of New Uberior House, 11 Earl Grey Street, Edinburgh EH3 9BN, Scotland and includes its successors in title;

        "Accounts" means the Retention Account and the Earnings Accounts together, and "Account" means any or all of them;

        "Accounts Charges" means the charges of the Earnings Accounts and the Retention Account executed or (as the context may require) to be executed by the Borrower and each Owner (as appropriate) in favour of the Agent as security agent and trustee on behalf of the Finance Parties in respect of each Earnings Account and the Retention Account in the agreed form and "Account Charge" means any of them;

        "Additional   Cost"  means  in  relation  to  any  period  a  percentage calculated for such period at an annual rate determined by the application of the formula in Schedule 7;

        "Additional Owner" means any company incorporated in a jurisdiction, capitalised, structured and managed in a manner acceptable to the Arrangers in their sole discretion which becomes the owner of an Additional Ship;

        "Additional Ship Selection Criteria" means, in relation to an Additional Ship, the selection criteria for such Additional Ship set out in Part 2 of Schedule 2 or such other criteria for an Additional Ship which is approved by the Majority Banks at the request of the Borrower from time to time;

        "Additional Ships" means the additional ships which meet the Additional Ship Selection Criteria purchased or (as the context may require) to be purchased by an Additional Owner with the prior written approval of the Majority Banks and "Additional Ship" means any of them;

        "Advance" means each borrowing of a proportion of the Commitment by the Borrower forming part of the Loan or, as the context may require, the principal amount of such borrowing for the time being outstanding and "Advances" means all of them;

        "Agency Agreement" means the agency agreement executed or (as the context may require) to be executed between the Agent, the Arrangers, the Co-Arrangers, the Swap Banks and the Banks in the agreed form;

        "Agent" means The Governor and Company of the Bank of Scotland of New Uberior House, 11 Earl Grey Street, Edinburgh EH3 9BN, Scotland or such other person as may be appointed agent, security agent and trustee for the Banks pursuant to the Agency Agreement and includes its successors and assigns;

        "Approved Brokers" means Clarksons, Braemar Seascope Group PLC, R.S. Platou Shipbrokers A.S., Arrow Sale & Purchase (UK) Ltd, Galbraith's Limited, Simpson Spence & Young Ltd and Fearnleys A/S or any other broker approved by the Banks in their sole discretion;

        "Arrangers" means The Governor and Company of the Bank of Scotland of New Uberior House, 11 Earl Grey Street, Edinburgh EH3 9BN, Scotland and Nordea Bank Finland plc, London Branch of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England as joint lead arrangers and "Arranger" means any of them;

        "Assignee" has the meaning ascribed thereto in clause 15.3;

        "Assignment of Intra-Group Loan Agreements" means the assignment executed or (as the context may require) to be executed by the Borrower in favour of the Agent as security agent and trustee on behalf of the Finance Parties in the agreed form;

        "Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for general business in London, Hamburg and New York City (or any other relevant place of payment under clause 6);

        "Banks" mean the banks and financial institutions listed in Schedule 1 and includes their respective successors in title, Assignees and transferees and "Bank" means any or all of them;

        "Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

        "Borrower" means Aries Maritime Transport Limited of Canon's Court, 22 Victoria Street, Hamilton HM EX, Bermuda and includes its successors in title;

        "Borrower's Group" means the Borrower and its Related Companies;

        "Borrower's Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by the Borrower at such time;

        "Builder"   means,  in  relation  to  an  Additional  Ship  which  is  a newbuilding, the builder of that Additional Ship and includes its successors in title;

        "Cash" has the meaning given to that term in clause 8.6;

        "Charter" means:

        (a) in relation to an Initial Ship, any time charter or consecutive voyage charter for an Initial Ship as notified to the Agent by the Borrower and approved by the Majority Banks in writing;

        (b) in relation to an Additional Ship, any time charter or consecutive voyage charter for that Additional Ship for a term which exceeds or which by virtue of any optional extensions may exceed twelve (12) months' duration, and "Charters" means all of them;

        "Charter Assignments" means the specific assignments of all of the Charters executed (or as the context may require) to be executed by the Owners in favour of the Agent as security agent and trustee on behalf of the Finance Parties in the agreed form and "Charter Assignment" means any of them;

        "Classification" means:

        (a)     in relation to an Initial Ship,  the  classification  set out in
                Part 1 of Schedule 2; and

        (b) in relation to any Additional Ship, the highest class available to vessels of its type with the relevant Classification Society,

        or, in each case, such other classification as the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification in relation to such Ship for the purposes of the Security Documents;

        "Classification Society" means:

        (a) in relation to an Initial Ship, the classification society set out in Part 1 of Schedule 2; and

        (b)     in relation to any  Additional  Ship, a  classification  society
                which  is  a  member  of  the   International   Association   of
                Classification Societies,

        or, in each case, such other classification society which the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Ship for the purposes of the Security Documents;

        "Co-Arrangers" means the banks and financial institutions whose names and addresses are set out in Schedule 1, Part 3 and "Co-Arranger" means any or all of them;

        "Commitment" means to the extent not terminated or reduced pursuant to clause 4.6 of this Agreement, the sum of three hundred and sixty million Dollars ($360,000,000) and in relation to:

        (a) each Bank the amount set opposite the name of that Bank under the heading "Commitment" in Part 1 of Schedule 1 and the amount of any other Commitment transferred to it under this Agreement; and

        (b)     to any other bank, the amount of any  Commitment  transferred to
                it  under  this  Agreement,   under  the  relevant  Substitution
                Certificate,

        as reduced by any relevant term of this Agreement;

        "Compliance Certificate" means the compliance certificate issued by the Borrower under clause 8.7.7;

        "Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

        "Contract" means:

        (a) in relation to Stena Compassion and any second-hand Additional Ship, the memorandum of agreement or other contract for the sale and purchase of a ship (to be in a form and substance satisfactory to the Agent) made or (as the context may require) to be made, between the Seller of such Ship and the relevant Owner as buyer of such Ship; and

        (b) in relation to any Additional Ship which is a newbuilding, a shipbuilding contract made between the relevant Builder of such Additional Ship and the relevant Additional Owner of that Additional Ship and/or the relevant Seller of that Additional Ship (to be in a form and substance satisfactory to the Agent) and as the same may subsequently be supplemented and/or amended, and "Contracts" means all of them;

        "Contract Assignment Consent and Acknowledgements" means the acknowledgements of notice of, and consent to, the assignment in respect of a Contract relative to an Additional Ship which is a newbuilding to be given by the relevant Builder, in the form scheduled to the relevant Pre-delivery Security Assignment;

        "Contract Instalment Advance" means, in relation to any Additional Ship which is a newbuilding, an Advance made, or to be made, to finance the payment of an instalment of the relevant Contract Price falling due before the Delivery Date for that Additional Ship;

        "Contract Price" means;

        (a) in relation to Stena Compassion, the price payable by the relevant Owner to the relevant Seller under the Contract for Stena Compassion; and

        (b)     in relation to any  Additional  Ship,  the price  payable by the
                relevant   Owner  to  the   relevant   Builder   or  Seller  (as
                appropriate) in accordance with the relevant Contract;

        "Contribution" means in relation to a Bank, the principal amount of the Loan owing to such Bank at any relevant time;

        "Credit  Support  Document" has the meaning given to that  expression in
        Section 14 of the Master Swap Agreements and as set out in the relevant paragraph of Part 4 to the Schedule to each Master Swap Agreement;

        "Credit  Support  Provider" means any person defined as such pursuant to
        Section 14 of the Master Swap Agreements;

        "Deeds of Covenant" means, where appropriate, the deeds of covenant collateral to the Mortgages executed or (as the context may require) to be executed by the Owners in favour of the Agent as security agent and trustee on behalf of the Finance Parties in the agreed form and "Deed of Covenant" means any of them;

        "Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

        "Delivery" means the delivery of a Ship to, and the acceptance of the relevant Ship by, the relevant Owner pursuant to the relevant Contract;

        "Delivery Date" means, in relation to each Additional Ship and Stena Compassion, the date on which such Ship is delivered to the relevant Owner in accordance with the relevant Contract;

        "Delivery Date Advance" means, in relation to an Additional Ship which is a newbuilding, an Advance made, or to be made, to finance the instalment of the Contract Price falling due on the Delivery Date for that Additional Ship;

        "DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

        "Dollars" and "$" means the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

        "Drawdown Date" means any date, being a Banking Day falling during the Drawdown Period, on which an Advance is, or is to be, made;

        "Drawdown Notice" means a notice  substantially in the terms of Schedule
        3;

        "Drawdown Period" means (subject to the provisions of clause 2.5.4) the period from and including the date of this Agreement and ending on the Repayment Date or the period ending on such earlier date (if any) on which the Commitment is reduced to zero pursuant to clauses 10.2 or 12;

        "Earnings" means, in relation to each Ship, all moneys whatsoever from time to time due or payable to the relevant Owner of such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the relevant Owner in the event of requisition of such Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Ship and any sums recoverable under any loss of earnings insurance;

        "Earnings Accounts" means interest bearing Dollar accounts of the Borrower and the Owners opened or (as the context may require) to be opened by the Borrower and the Owners with the Account Bank and includes any other account designated in writing by the Account Bank to be an Earnings Account for the purposes of this Agreement and "Earnings Account" means any of them;

        "EBITDA" has the meaning given to that term in clause 8.6;

        "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

        "Environmental Claim" means:

        (a) any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law or resulting from a Spill; or

        (b)     any claim made by any other person relating to a Spill;

        "Environmental Incident" means any Spill:

        (a)     from any Fleet Vessel; or

        (b)     from any other vessel in circumstances where:

                (i) any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

                (ii)    any  Fleet   Vessel  may  be  arrested  or  attached  in
                        connection with any such Environmental Claims;

        "Environmental  Laws"  means  all  laws,   regulations  and  conventions
        concerning pollution or protection of human health or the environment;

        "Equity Ratio" has the meaning given to that term in clause 8.6;

        "Event of Default" means any of the events or circumstances described in clause 10.1;

        "Existing Facilities" means the Advances (as therein defined) made available pursuant to the facilities agreement dated 3 June 2005 (as supplemented and amended from time to time) (the "Existing Facilities Agreement") and made between (1) the Borrower, (2) the banks and financial institutions as set out in Schedule 1 to the Existing Facilities Agreement, (3) Fortis Bank (Nederland) N.V., The Governor and Company of the Bank of Scotland and Nordea Bank Finland plc, London Branch as lead arrangers and (4) Fortis Bank (Nederland) N.V. as agent;

        "Expected Project Costs" means:

        (a) in connection with the construction of an Additional Ship, all reasonable pre-delivery costs up to the Delivery Date of such Additional Ship which have been approved by the Agent;

        (b) in connection with the acquisition of an Additional Ship from a Seller, the deposit payable in respect of such Additional Ship pursuant to the relevant Contract in an amount approved by the Agent; and

        (c) all interest paid by the Borrower on the relevant Advance under clause 3 of this Agreement up to the Delivery Date of such Additional Ship;

        "Facility" means the revolving credit facility made available under this Agreement as described in clause 2;

        "Fair Market Value" means, in relation to each Ship, the fair market value of such Ship determined in accordance with clause 8.2.2;

        "Fee Letter" means the letter of even date herewith executed between the Borrower, the Agent and the Arrangers;

        "Financial Covenants" means the Borrower's financial covenants set out in clause 8.6;

        "Finance Parties" means the Agent, the Arrangers, the Co-Arranger(s), the Swap Banks and the Banks and "Finance Party" means any of them;

        "Financial  Quarter  Day" has the  meaning  given to that term in clause
        8.6;

        "Flag State" means:

        (a) in relation to an Initial Ship, the flag state set out in Part 1 of Schedule 2; and

        (b) in relation to an Additional Ship, a state or territory designated in writing by the Agent, at the request of the Borrower, as being the "Flag State" of a Ship for the purposes of the Security Documents;

        "Fleet Book Value" has the meaning given to that term in clause 8.6;

        "Fleet Market Value" has the meaning given to that term in clause 8.6;

        "Fleet Vessel" means a Ship and any other vessel owned, operated, managed or crewed by any member of the Borrower's Group;

        "GAAP" means generally accepted accounting principles in the United States of America;

        "General Assignments" means, where appropriate, all of the general assignments collateral to the Mortgages executed or (as the context may require) to be executed by the Owners in favour of the Agent as security agent and trustee on behalf of the Finance Parties in substantially the agreed form and "General Assignment" means any of them;

        "Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

        "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

        "Initial Owner" means, in relation to each Initial Ship, the owner of that Initial Ship set out in Part 1 of Schedule 2 and "Initial Owners" means all of them;

        "Initial Ships" means the initial ships whose names and particulars are set out in Part 1 of Schedule 2 and "Initial Ship" means any of them;

        "Interest Payment Date" means the last day of an Interest Period;

        "Interest Period" means, in relation to any Advance or the Loan (as the case may be), each period for the calculation of interest in respect of such Advance or the Loan ascertained in accordance with clauses 3.2 and 3.3;

        "Intra-Group Loan Agreements" means the loan agreements in a form and substance acceptable to the Arrangers executed or (as the context may require) to be executed by the Borrower and each Owner relating to the intra-group loan to be made available by the Borrower to each Owner to enable each such Owner to finance the acquisition and/or refinancing of the relevant Ship and "Intra-Group Loan Agreement" means any of them;

        "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

        "ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to Resolution A. 924(22) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

        "ISSC" means an International Ship Security Certificate issued in respect of a Ship under the provisions of the ISPS Code;

        "LIBOR" means, in relation to a particular period, the arithmetic mean (rounded upward if necessary to five decimal places) of the London interbank offered rates for Dollar deposits for a period equal to such period at or about 11 a.m. (London time) on the second Banking Day before the first day of such period as displayed on the "LIBO" page on the Reuter Monitor Money Rates Service (or such other page as may replace such "LIBO" page on such service for the purpose of displaying London interbank offered rates of major banks for Dollar deposits) (the "LIBO" page), provided that if on such date the offered rates of less than two banks are so displayed, LIBOR for such period shall be the arithmetic mean (rounded as aforesaid) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank's offered rate for Dollar deposits in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the second Banking Day before the first day of such period;

        "Loan" means the principal amount owing to the Banks under this Agreement at any relevant time;

        "Majority Banks" means that Bank or Banks holding at least sixty six and two thirds per cent (66 (2)/3%) of the Commitment and/or sixty six and two thirds per cent (66 (2)/3%) of the Loan;

        "Management Agreements" means the agreements executed or (as the context may require) to be executed between the relevant Owner and the Manager in a form previously approved in writing by the Arrangers or any other agreement previously approved in writing by the Arrangers between the relevant Owner and the Manager providing (inter alia) for the Manager to manage the Ships and "Management Agreement" means any of them;

        "Manager" means Magnus Carriers Corporation, a company incorporated in the Republic of Panama, with its registered office at Salduba Building, East 53rd Street, Urbanizacion Obarrio, Panama City, Republic of Panama and established in Greece under the law 89 regime with a principal place of business at 18 Zerva Nap. Str., 16675 Glyfada, Greece, in its capacity as the technical manager of the Ships or any other person appointed by the Borrower or other person, with the prior written consent of the Agent, as the manager of the Ships and includes its successors in title and assignees;

        "Manager's Account" means an interest bearing Dollar account of the Manager to be opened by the Manager with the Account Bank and includes any other account designated in writing by the Account Bank to be the Manager's Account for the purposes of this Agreement;

        "Manager's Undertaking" means an undertaking executed or (as the context may require) to be executed by the Manager in favour of the Agent as a condition precedent to the approval of the appointment of the Manager as manager of a Ship, such undertaking to be in substantially the agreed form or in such other form as the Arrangers may in their sole discretion agree and "Manager's Undertakings" means all of them;

        "Margin" means the margin listed in the following table which shall be adjusted, to the extent that this may be necessary, on the basis of the most recent Compliance Certificate with effect from the next following date upon which interest is payable pursuant to clause 3.1. In the event of the Borrower failing to provide a Compliance Certificate pursuant to clause 8.7.7 the margin shall be 1.5%.

        ========================================================================
        Corporate Leverage                        Margin

        < 50%                                     1.125%
        = 50% but < 60%                           1.250%
        = 60% but < 65%                           1.375%
        = 65%                                     1.500%
        ========================================================================

        Where:

        "Corporate Leverage" means, at any time in respect of the Borrower's Group, the ratio of outstanding Total Liabilities divided by the Total Assets, the latter adjusted by the Agent for the difference between Fleet Market Value and Fleet Book Value;

        "Master Swap Agreements" means the agreements dated 30 August 2005 in respect of HBOS Treasury Services plc and Nordea Bank Finland plc, London Branch and 2006 in respect of The Governor and Company of the Bank of Ireland, HSH Nordbank AG and SMBC Capital Markets, Inc. each as amended and modified and each made between the Borrower and the relevant Swap Bank and any Continuations (as defined therein) supplemented thereto and "Master Swap Agreement" means either of them;

        "Master Swap Assignment" means the security assignments of the Master Swap Agreements executed or (as the context may require) to be executed by the Borrower in favour of the Agent;

        "month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

        "Mortgage" means, in relation to each Ship, a first priority statutory mortgage or first preferred mortgage of such Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Agent as security agent and trustee on behalf of the Finance Parties in the agreed form and "Mortgages" means all of them;

        "Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation (as defined in the Ship Security Documents for such Ship) of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of
        (a) the payment in full of the amount required to be paid to the Banks or to the Agent on their behalf pursuant to clause 4.5 following the sale or Total Loss of such Ship, (b) the date on which all moneys owing under the Security Documents have been repaid in full and (c) the date upon which the Agent deletes or procures the deletion of the relevant Mortgage in accordance with the terms of this Agreement;

        "NASDAQ" means the stock exchange run by the US National Association of Securities Dealers with the main exchange located in the United States of America, originally an acronym for the National Association of Securities Dealers Automatic Quotations;

        "Operator" means any person who is from time to time during the Security Period concerned in the operation of the Ship and falls within the definition of "Company" set out in rule 1.1.2 of the ISM Code;

        "Owners" means the Initial Owners and the Additional Owners and "Owner" means any of them;

        "Owner's Guarantee" means, in relation to each Owner, the guarantee issued or (as the context may require) to be issued by that Owner in favour of the Agent in the agreed form as (inter alia) security for all moneys and the discharge of all obligations and liabilities due, owing or incurred by the Borrower under or pursuant to this Agreement, the Master Swap Agreements and the other Borrower's Security Documents and "Owner's Guarantees" means all of them;

        "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Community relating to economic and monetary union;

        "Permitted Encumbrance" means any Encumbrance in favour of the Agent and/or the Banks created pursuant to the Security Documents and Permitted Liens;

        "Permitted Liens" means any lien on a Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount (as defined in the relevant Deed of Covenant or relevant Mortgage);

        "Pollutant" means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws;

        "Pre-delivery Security Assignment" means, in relation to any Additional Ship which is a newbuilding, an assignment of the relevant Contract and the relevant Refund Guarantee with respect to that Additional Ship executed or (as the context may require) to be executed by the relevant Owner of that Additional Ship in favour of the Agent as security agent and trustee on behalf of the Finance Parties in the agreed form and "Pre-delivery Security Assignments" means all of them;

        "Protocol of Delivery and Acceptance" means, in relation to Stena Compassion and any Additional Ship, the protocol of delivery and acceptance to be signed by or on behalf of the relevant Seller and the relevant Owner as buyer of such Ship evidencing the delivery and acceptance of such Ship pursuant to the relevant Contract, such protocol to be in a form satisfactory to the Agent;

        "Reduction Dates" means the date falling six (6) months after the date of this Agreement and each of the dates falling at six (6) monthly intervals thereafter up to the date falling six (6) months before the Repayment Date and "Reduction Date" means each such date;

        "Reference Banks" means the Arrangers;

        "Refund Guarantee" means, in relation to any Additional Ship which is a newbuilding, the guarantee issued or to be issued by the relevant Refund Guarantor in respect of the relevant Builder's obligations under the relevant Contract and any further guarantee(s) to be issued by such Refund Guarantor in respect of such obligations, pursuant to any agreement supplemental to the relevant Contract, and any extensions, renewals or replacements thereto or thereof and "Refund Guarantees" means all of them;

        "Refund Guarantee Assignment Consent and Acknowledgements" means the acknowledgements of notice, and consent to, the assignment in respect of any Refund Guarantee to be given by the relevant Refund Guarantor in the form scheduled to the relevant Pre-delivery Security Assignment;

        "Refund Guarantor" means, in relation to any Refund Guarantee, the refund guarantor stipulated under the relevant Contract and includes its successors in title (which shall be acceptable to the Agent in its sole discretion);

        "Registry" means the offices of the registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws and flag of the Flag State through the relevant Registry;

        "Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

        "Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

        "Repayment Date" means the date which falls sixty (60) months after the date of this Agreement;

        "Requisition Compensation" means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of a Ship;

        "Restricted Companies" means the Borrower and its Related Companies and the other Security Parties and their respective Related Companies;

        "Retention Account" means an interest bearing Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the Account Bank and includes any other account designated in writing by the Account Bank to be a Retention Account for the purposes of this Agreement;

        "Retention Amount" means, in relation to any Retention Date, such sum as shall be the aggregate of:

        (a) one-sixth (1/6th) of any sum that may need to be repaid on the next following Reduction Date to ensure that the Loan does not exceed the Commitment on such Reduction Date; and

        (b) the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of the Loan during and at the end of each Interest Period current at the relevant Retention Date and, for this purpose, the expression "applicable fraction" in relation to each Interest Period shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates falling within the relevant Interest Period;

        "Retention Dates" means the date falling one (1) month after the date of this Agreement and each of the dates falling at monthly intervals thereafter and "Retention Date" shall be construed accordingly;

        "Retention Event" means any event, including without limitation the making of any Advance, resulting in:

        (a) an amount becoming payable on the next following Reduction Date; and/or

        (b) the amount repayable on the next following Reduction Date being increased;

        "Security Documents" means:

        (a)     the Accounts Charges;

        (b)     this Agreement;

        (c)     the Assignment of Intra-Group Loan Agreements;

        (d)     the Charter Assignments;

        (e)     any Contract Assignment Consents and Acknowledgements;

        (f)     the Deeds of Covenant;

        (g)     the General Assignments;

        (h)     the Manager's Undertakings;

        (i)     the Master Swap Agreements;

        (j)     the Master Swap Assignment;

        (k)     the Mortgages;

        (l)     the Owner's Guarantees;

        (m)     any Pre-delivery Security Assignments;

        (n)     any Refund Guarantee Assignment Consents and Acknowledgements;

        (o)     any Share Charges; and

        (p)     any Tripartite Deed(s),

        and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

        "Security Party" means collectively the Borrower, the Builder, the Refund Guarantor, the Owners and the Manager (to the extent that the Manager is Magnus Carriers Corporation or any other Related Company of the Borrower and/or any other person that in the opinion of the Arrangers is associated with either Gabriel Petridis and/or Mans Bolin) or any other person who may at any time be a party to any of the Security Documents (other than the Finance Parties and the Account Bank) and "Security Party" means any of them;

        "Security Period" means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all money payable thereunder;

        "Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Banks) which is at any relevant time one hundred and forty per cent (140%) of the Loan;

        "Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Banks) which, at any relevant time, is the aggregate of (a) the Fleet Market Value as most recently determined in accordance with clause 8.2.2, (b) the market value of any additional security for the time being actually provided to the Banks pursuant to clause 8.2 and (c) the amount standing to the credit of the Retention Account which is to be applied in repayment of the Loan or any part thereof (but not, for the avoidance of doubt, the payment of interest on the Loan or any part thereof);

        "Seller" means:

        (a) in relation to Stena Compassion, the seller of Stena Compassion under the relevant Contract; and

        (b) in relation to any Additional Ship, the relevant seller or the relevant Builder of such Additional Ship,

        and "Sellers" means all of them;

        "Share Charge" means, in relation to each Owner, the charge of all of the issued shares in the capital of such Owner executed or (as the context may require) to be executed by the Borrower (or such other direct shareholder of the Owner (being a wholly owned Subsidiary of the Borrower) as the Agent may require) in favour of the Agent as security agent and trustee on behalf of the Finance Parties pursuant to clause
        8.1.13 such charge to be in form and substance acceptable to the Agent and "Share Charges" means all of them;

        "Shareholders Equity" has the meaning given to that term in clause 8.6;

        "Ship Security Documents" means, in relation to any Ship, the relevant Mortgage, the relevant Deed of Covenant, the relevant General Assignment, any Charter Assignment, any Tripartite Deed and the relevant Manager's Undertaking and "Ship Security Document" means any of them;

        "Ships" means the Initial Ships and the Additional Ships and "Ship" means any of them;

        "SMC" means a safety management certificate issued in respect of the Ship in accordance with rule 13 of the Code;

        "Spill" means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment;

        "Stena Compassion" means m.v. "STENA COMPASSION" whose particulars are set out in Part 1 of Schedule 2;

        "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

        "Substitution Certificate" means a certificate substantially in the form of Schedule 5 (or in such other form as the Agent shall approve or require);

        "Swap  Banks"  means  the  banks and  financial  institutions  listed in
        Schedule 1, Part 2 and includes their respective successors in title, Assignees and transferees and "Swap Bank" means any or all of them;

        "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

        "Total Debt" has the meaning given to that term in clause 8.6;

        "Total Assets" has the meaning given to that term in clause 8.6;

        "Total Liabilities" has the meaning given to that term in clause 8.6;

        "Total Loss" means:

        (a) actual, constructive, compromised or arranged total loss of a Ship; or

        (b)     the Compulsory Acquisition of a Ship; or

        (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

        "Transaction" has the meaning ascribed to it in the Master Swap Agreements;

        "Tripartite Deed" means in relation to any Ship which is the subject of a bareboat or demise charter, a tripartite deed executed or (as the context may require) to be executed between the relevant bareboat charterer of such Ship, the relevant Owner of such Ship and the Agent in form and substance satisfactory to the Agent in its sole discretion and "Tripartite Deeds" means all of them; and

        "Underlying  Documents"  means  collectively  the Contracts,  the Refund
        Guarantees,   the   Management   Agreements,   any  Charter(s)  and  the
        Intra-Group Loan Agreements.

1.3     Headings

        Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4     Construction of certain terms

        In this Agreement, unless the context otherwise requires:

1.4.1 references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2 references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3 references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4   words importing the plural shall include the singular and vice versa;

1.4.5   references to a time of day are to London time;

1.4.6   references   to  a  person  shall  be  construed  as  references  to  an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7 references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

1.4.8 references to acts or things to be done by the Agent and references to the Agent entering into a Security Document are to be construed as acts or thing to be done for or by the Agent, or security to be given in favour of the Agent, in the Agent's capacity as agent, security agent and trustee on behalf of the Banks; and

1.4.9 references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5     Agreed forms

        In this Agreement, any document expressed to be "in the agreed form" means a document in a form agreed by (and for the purposes of identification signed by or on behalf of) the Borrower and the Banks or (in the case of any of the other Security Documents) a document in the form actually executed by both the relevant Security Party or relevant Security Parties and the Agent and/or the Banks.

1.6     Contracts (Rights of Third Parties) Act 1999

        No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

1.7     Effectiveness of Majority Banks decision

        Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks, the Arrangers, the Co-Arrangers, the Swap Banks and the Agent) only be regarded as having been validly given or issued by the Majority Banks if all the Banks, the Arrangers, the Co-Arrangers, the Swap Banks and the Agent shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and a majority of the Banks and the Agent shall have given or issued such opinion, consent, request or instructions.

2       The Facility

2.1     The Facility

        Subject to the terms of this Agreement, the Banks agree to make available to the Borrower a Dollar revolving credit facility in an aggregate amount equal to the Commitment.

2.2     Obligations several

        The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Bank, the Agent, the Swap Banks or the Borrower of any of their respective obligations or liabilities under this Agreement or the Master Swap Agreements, nor shall the Agent be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3     Interests several

        Notwithstanding any other term of this Agreement the interests of the Arrangers, the Agent, the Swap Banks and the Banks are several and the amount due to each Arranger, the Agent (for its own account), each Swap Bank and to each Bank is a separate and independent debt. The Agent, each Arranger and each Bank shall have the right to protect and enforce their respective rights arising out of this Agreement and it shall not be necessary for the Agent, any Arranger or any Bank (as the case may be) to be joined as an additional party in any proceedings for this purpose.

2.4     Drawdown

        Subject to the terms and conditions of this Agreement, each Advance shall be made following receipt by the Agent from the Borrower of a Drawdown Notice not later than 10 a.m. on the third Banking Day before the Drawdown Date relative to such Advance, which shall be a Banking Day falling within the Drawdown Period, on which such Advance is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable. No Advances shall be available after the Repayment Date and, subject to the provision of this Agreement, more than one Advance may be made on the same date.

2.5     Timing and limitation of Advances

2.5.1 The amount of each Advance shall, subject to the following provisions of this clause 2.5, be for such amount as is specified in the Drawdown Notice of that Advance.

2.5.2 Each Advance shall be made solely for one of the purposes set out in clause 1.1.

2.5.3   No Advance of the Facility shall be available if:

        (a)     the making of that Advance would result in:

                (i)     more than twelve (12) Advances  then being  outstanding;
                        or

                (ii) the aggregate of all of the Advances drawn down at any relevant time exceeding the Commitment; and/or

        (b) during the period up to the date falling thirty (30) months after the date of this Agreement, the Loan is, or would following the making of such Advance be, greater than an amount equal to sixty five per cent (65%) of the Fleet Market Value; or

        (c) during the period from the date falling thirty (30) months after the date of this Agreement until the Repayment Date, the amount of the Loan is, or would following the making of such Advance be, greater than an amount equal to sixty per cent (60%) of the Fleet Market Value.

        For the purposes of sub-clause 2.5.3(b) and (c) the Fleet Market Value shall be ascertained by reference to the valuation of the Ships in accordance with clause 8.2.2 obtained not more than 30 days before the date upon which the relevant Advance is to be made.

2.5.4 The Borrower shall not be entitled to draw down any Advance in the period falling one month before any Reduction Date without the prior consent of the Majority Banks if such Advance would result in a Retention Event occurring.

2.5.5 No Advance of the Facility which is to be applied in refinancing an Initial Ship shall exceed the amount set out alongside that Initial Ship in Part 3 of Schedule 2 so that the aggregate of the Advances made available to refinance the Initial Ships shall never exceed two hundred and thirty four million three hundred and nine thousand nine hundred and ninety nine Dollars ($234,309,999).

2.5.6 The Advance relative to Stena Compassion shall be paid directly to the Seller of Stena Compassion, shall only be made available on the Delivery Date for Stena Compassion and shall not exceed fifty million four hundred and ninety thousand Dollars ($50,490,000).

2.5.7 The aggregate of all Advances relative to general corporate purposes (as approved by the Arrangers from time to time) shall not exceed five million  Dollars  ($5,000,000)  and no  Advance  for  general  corporate
        purposes  shall  be  for  less  than  five  hundred   thousand   Dollars
        ($500,000).

2.5.8 No Advance relative to an Additional Ship shall be made available unless the vessel which the relevant Additional Owner intends to acquire using the relevant intra-group loan from the Borrower has been approved as an Additional Ship, which approval shall only be granted by the Majority Banks if the relevant vessel has met all the Additional Ship Selection Criteria. In relation to the acquisition by an Additional Owner of a vessel the Borrower shall be required to follow the procedure set out below:

        (a) if the Borrower wishes to drawdown any part of the Facility relative to Additional Ships, the Borrower shall first send to the Arrangers and the Agent a request (the "Request") which shall include the information described below and a copy of the inspection report for the relevant vessel;

        (b) where the Request relates to a second-hand vessel, the Request shall include the following information:

                Name of vessel
                Flag
                Official Number
                IMO Number
                Purchase price
                Year built
                Type of vessel
                Gross tonnage/net tonnage
                Deadweight/cubic capacity/TEU of vessel
                Classification Society
                Class
                Seller
                Expected delivery date
                Charter information (if any), including name and credit rating (if any) of charterer, charter rate, % commission, period of charter, options (if any)
                Typical running costs for this type of vessel
                Next drydock: expected date of drydock and estimated amount
                Date of next special survey
                Requested loan amount
                Lightweight displacement of vessel;

        (c) where the Request relates to a vessel which is a newbuilding, the Request shall include the following information:

                Builder
                Hull No.
                Type of vessel
                Gross tonnage/net tonnage
                Deadweight/cubic capacity/TEU of vessel
                Date of Contract
                Date keel laid
                Original Contract Price
                Purchase price
                Payment terms under Contract
                Seller
                Scheduled delivery date
                Date when Buyer has option to cancel the Contract for excessive delay
                Name of Refund Guarantor
                Type of Refund Guarantee
                Classification Society
                Class
                Flag on delivery.

2.5.9 With respect to any vessel to be financed under the Facility, the Arrangers and the Agent will use their best efforts to respond to any Request as soon as possible but in any event within ten (10) Banking Days of the receipt of the Request.

2.5.10  No Advance relative to an Additional Ship shall:

        (a) exceed whichever shall be the lesser of (i) the Contract Price of the Additional Ship to be financed by way of such Advance and
                (ii) the Fair Market Value of the Additional Ship to be financed by way of such Advance and, in the case where the Additional Ship is a newbuilding, the Expected Project Costs approved by the Agent in its sole discretion; nor

        (b) be applied in financing any Additional Ship which has not been approved by the Arrangers and the Agent as an Additional Ship (the "Approval") in accordance with clauses 2.5.8 and 2.5.9.

2.5.11 In relation to an Additional Ship which is a newbuilding, Contract Instalment Advances and a Delivery Date Advance for that Additional Ship shall be in sums of up to the amounts set out in the relevant Contract and applied in or towards payment of the instalment of the Contract Price for that Additional Ship and may be made on any Banking Day falling within the Drawdown Period up to and in the case of the Delivery Date Advance upon the Delivery Date for that Additional Ship subject to the relevant instalment of the Contract Price for that Additional Ship having become due and payable by the relevant Owner under such Contract.

2.5.12 Any Advance constituting a Contract Instalment Advance or a Delivery Date Advance shall be applied in paying such relevant instalment of the relevant Contract Price and shall be paid by the Banks to the relevant Builder or, as the case may be, Seller and any Advance which is to be applied in meeting Expected Project Costs approved by the Agent in its sole discretion shall be paid by the Agent to the credit of the relevant Earnings Account as appropriate.

2.6     Expected Project Costs

        No Advance shall constitute Expected Project Costs only, other than in the case of a deposit payable in respect of an Additional Ship pursuant to a Contract. Any Drawdown Notices for Advances constituting (in part) Expected Project Costs shall be accompanied with invoices or pro-forma estimate invoices itemised in a written inventory each in a form and substance acceptable to the Arrangers and the Agent in their sole discretion certified by an officer of the Borrower and presented to the Agent no later than fifteen (15) Banking Days before the relevant Drawdown Date.

2.7     Availability

        Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Agent shall notify each Bank thereof of the Drawdown Date and, subject to the provisions of clause 9, on the date specified in the Drawdown Notice each Bank shall make available to the Borrower its portion of the Advance in accordance with clause 6.2. The Borrower acknowledges that payment of any Advance to a Seller or any Contract Instalment Advance or Delivery Date Advance to a Builder in accordance with clause 6.2 shall satisfy the obligation of the Banks to lend that Advance to the Borrower under this Agreement.

2.8     Application of proceeds

        Without prejudice to the Borrower's obligations under clause 8.1.3, the Banks shall have no responsibility for the application of proceeds of the Loan (or any part thereof) by the Borrower.

3       Interest and Interest Periods

3.1     Normal interest rate

        The Borrower shall pay interest on each Advance or the Loan in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) the Additional Cost and (c) LIBOR for such Interest Period.

3.2     Selection of Interest Periods

        The Borrower may by notice received by the Agent not later than 10 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1), three (3) or six (6) months or such other period as the Borrower may select and the Arrangers may, in their absolute discretion, agree. A maximum of three (3) one (1) month Interest Periods will be permitted in any one (1) calendar year.

3.3     Determination of Interest Periods

        Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1 the first Interest Period in respect of each Advance shall commence on the date on which such Advance is made;

3.3.2 the initial Interest Period in respect of each Advance after the first Advance shall end on the same day as the then current Interest Period for the Loan and, on the last day of such Interest Period, all Advances shall be consolidated into, and shall thereafter constitute the Loan;

3.3.3 if any Interest Period would otherwise overrun the Repayment Date, then such Interest Period shall end on the Repayment Date; and

3.3.4 if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4     Default interest

        If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin, (c) the Additional Cost and (d) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 4.5, 8.2 or 12.1 provided that if such unpaid sum is an amount of principal which became due and payable on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the costs of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of (a) the Margin, (b) the Additional Cost and (c) the cost of funds to such Bank.

3.5     Notification of Interest Periods and interest rate

        The Agent shall notify the Borrower promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 3.

3.6     Market disruption; non-availability

3.6.1 If and whenever, at any time prior to the commencement of any Interest Period, the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive):

        (a) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

        (b) the Agent shall have received notification from any of the Banks that deposits in Dollars are not available to such Bank(s) in the ordinary course of business in sufficient amounts to fund their Contributions for such Interest Period or, where applicable, that the quotation for LIBOR (together with (where applicable) the normal spread being paid by any such Bank in respect of Dollar borrowings) does not accurately reflect the cost to such Bank(s) of obtaining such deposit;

        the Agent shall forthwith give notice (a "Determination Notice") thereof to the Borrower and to each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of any of the Commitments of all the Banks shall not be borrowed until notice to the contrary is given to the Borrower by the Agent.

3.6.2 During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the "Substitute Basis") for maintaining its Contribution. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as each Bank notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4       Repayment, prepayment, reduction and termination

4.1     Repayment

        The Facility shall be repaid in full on the Repayment Date.

4.2     Voluntary prepayment

        Subject to clause 4.8, the Borrower may prepay the Loan in whole or part on any Interest Payment Date relating to the part of the Loan to be repaid without premium or penalty.

4.3     Additional voluntary prepayment

        Subject to clause 4.8, the Borrower may also prepay, without premium or penalty, but without prejudice to its obligations under clauses 3.6, 4.8, 6.7 and 12.2:

4.3.1 the Contribution of any Bank to which the Borrower shall have become obliged to pay additional amounts under clauses 3.6 or 12.2; or

4.3.2 any Bank's Contribution to which a Substitute Basis applies by virtue of clause 3.6.2.

        Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero.

4.4     Mandatory Prepayments

4.4.1 The Borrower shall immediately prepay such part of the Loan as may at any time be necessary to ensure that the Loan does not exceed the Commitment.

4.4.2 If an Additional Ship which is a second hand vessel is not delivered to the relevant Additional Owner under the relevant Contract for any reason whatsoever, then the Borrower shall repay any Advance constituting (in part) Expected Project Costs representing a deposit under the relevant Contract not later than ten (10) days after the date of expiry or termination of such Contract.

4.5     Prepayment on Total Loss and Sale

        On a Ship becoming a Total Loss or suffering damage or being involved in an incident which in the opinion of the Banks may result in such Ship being subsequently determined to be a Total Loss or on any Ship being sold with the prior written consent of the Arrangers, the obligation of the Banks to make any further Advance under this Agreement (other than any Advance(s) relating to Additional Ship(s) which have already been approved by the Arrangers and the Agent and (a) in respect of which Additional Ship(s) a Contract or Contracts has/have been executed, (b) in relation to which Advance(s) all conditions precedent to drawdown have been fully satisfied and (c) no Default has occurred or would arise as a result of the making of such Advance(s)) shall immediately cease and no further Advances shall be made available unless the Arrangers shall otherwise agree until the Borrower has prepaid an amount equal to the entire Total Loss proceeds or the entire sale proceeds (as the case may be). Such prepayment must be made not later than the date falling one hundred and twenty (120) days after that on which such Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation is received by the Borrower (or the Agent/any of the Banks pursuant to the Security Documents) or immediately on the completion of the sale of such Ship. For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

4.5.1 in the case of an actual total loss of a Ship on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

4.5.2 in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

4.5.3 in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of a Ship;

4.5.4 in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

4.5.5 in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.6     Reduction and Termination of Commitment

4.6.1 Any part of the Commitment undrawn at the end of the Drawdown Period shall thereupon be automatically cancelled.

4.6.2 The Commitment shall be permanently reduced on each Reduction Date by the sum of Eleven million Dollars ($11,000,000) so that by the final Reduction Date the Commitment shall have been reduced by ninety nine million Dollars ($99,000,000) (for the purposes of this clause 4.6, the "Reduction Amount").

4.6.3 The Borrower shall upon three (3) Banking Days notice to the Agent be entitled to permanently reduce or terminate any undrawn portion of the Facility (being a minimum of five million Dollars ($5,000,000) or any larger sum which is an integral multiple of five million Dollars ($5,000,000)) without penalty. Each such reduction shall be made to the Commitment in inverse order commencing with that part of the Commitment which is not reduced by the Reduction Amount.

4.7     Amounts payable on prepayment

        Any prepayment of all or part of the Loan under this Agreement including, without limitation, pursuant to clauses 4.2, 4.5, 8.2.1 and
        12.1 shall be made together with:

4.7.1 accrued interest on the amount to be prepaid to the date of such prepayment;

4.7.2   any additional amount payable under clause 6.7 or 12.2; and

4.7.3 all other sums due and payable by the Borrower to the Banks under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.

4.8     Notice of prepayment; reduction of repayment instalments

        No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Agent (who shall notify each Bank thereof of the intended prepayment) at least fifteen (15) days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.

4.9     Reborrowing

        Subject to the terms of this Agreement, the Borrower may at any time prior to the Repayment Date, but subject to no Default having occurred and the provisions of clause 2.5.4, re-borrow any part of the Facility up to the amount of the Commitment that it may have repaid and/or prepaid upon the same terms and conditions as set out in this Agreement.

4.10    Master Swap Agreements, Repayments and Prepayments

4.10.1 Notwithstanding any provision of the Master Swap Agreements to the contrary, in the case of a prepayment of all or part of the Loan (including, without limitation, upon a sale or Total Loss in accordance with clause 4.5) then subject to clause 4.10.2 the Swap Banks shall be entitled but not obliged (and, where relevant, may do without the consent of the Borrower, where it would otherwise be required whether under the Master Swap Agreements or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Transaction and/or the Master Swap Agreements and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Swap Banks in their absolute discretion may determine.

4.10.2 If less than the full amount of the Loan remains outstanding, following a prepayment under this Agreement and the Swap Banks in their absolute discretion agree, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Loan, the Borrower shall within ten (10) days of being notified by the Swap Banks of such requirement, provide the Swap Banks with, or procure the provision to the Swap Banks of, such additional security as shall in the opinion of the Swap Banks be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Swap Banks in their absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

4.10.3 The Borrower shall on the first written demand of the Swap Banks indemnify the Swap Banks in respect of all losses, costs and expenses (including, but not limited to, legal costs and expenses) incurred or sustained by the Swap Banks as a consequence of or in relation to the effecting of any matter or transactions referred to in this clause 4.10.

4.10.4 Without prejudice to or limitation of the obligations of the Borrower under clause 4.10.3, in the event that the Swap Banks exercise any of their rights under clauses 4.10.1 and 4.10.2 and such exercise results in all or part of a Transaction being terminated such Transaction or the part thereof terminated (which shall for the purposes hereof be treated as a separate Transaction) in each case shall be treated under the Master Swap Agreements in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Swap Agreements) pursuant to an Event of Default (as so defined in that Section 14) by the Borrower and, accordingly, the Swap Banks shall be permitted to recover from the Borrower a payment for early termination calculated in accordance with the provisions of Section 6(e)(i) of the Master Swap Agreements in respect of such Transaction.

5       Commitment commission, fees and expenses

5.1     Fees

        The Borrower shall pay to the Agent for distribution to the Banks on each Financial Quarter Day and on the Repayment Date or such earlier date upon which the Commitment is reduced to zero or is terminated, commitment commission computed from the date of this Agreement at the rate of zero point five per cent (0.5%) per annum on the daily undrawn amount of the Commitment.

        The commitment commission referred to in this clause 5.1 shall be payable by the Borrower to the Agent whether or not any part of the Commitment is ever advanced.

        The Borrower shall pay any fees due under the Fee Letter to the Agent and/or Arrangers (as applicable) upon the terms and conditions set out in the Fee Letter.

5.2     Expenses

        The Borrower shall pay to the Finance Parties on a full indemnity basis on demand all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Finance Parties:

5.2.1 in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and/or the Master Swap Agreements and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and/or the Master Swap Agreements; and

5.2.2 in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents and/or the Master Swap Agreements, or otherwise in respect of the moneys owing under any of the Security Documents and/or the Master Swap Agreements,

        together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3     Value Added Tax

        All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by any of the Finance Parties under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4     Stamp and other duties

        The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any Finance Party) imposed on or in connection with any of the Underlying Documents, the Security Documents and/or the Master Swap Agreements and/or the Loan and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6       Payments and taxes; accounts and calculations

6.1     No set-off or counterclaim

        The Borrower acknowledges that in performing their obligations under this Agreement the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities substantially matching the liabilities of the Borrower to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrower gross on the due date in order that the Banks are put in a position to perform their matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.7, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Agent or to such account at such bank in such place as the Agent may from time to time specify for this purpose. Save as otherwise provided by any relevant Security Document, such payments shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

6.2     Payment by the Banks

        All sums to be advanced by the Banks to the Borrower under this Agreement in respect of the Loan shall be remitted in Dollars on the date of the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the Borrower and/or the Builder as specified in the Drawdown Notice for such Advance.

6.3     Agent may assume receipt

        Where any sum is to be paid under any of the Security Documents to the Agent for the account of another person, the Agent may assume that the payment will be made when due and the Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date. If such a sum is so paid to the Agent by the Borrower, the Borrower may assume that the Agent has paid such sum to the other person for whose account it was paid to the Agent.

6.4     Non-Banking Days

        When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.5     Calculations

        All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.6     Certificates conclusive

        Any certificate or determination of the Agent or any Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower and (in the case of a certificate or determination by the Agent) on the Banks.

6.7     Grossing-up for Taxes

        If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Bank or the Agent (or if the Agent is required to make any deduction or withholding from a payment to a Bank), the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Bank and the Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Bank and the Agent against any losses or costs incurred by any of them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Agent and/or the Banks any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.8     Claw-back of Tax benefit

        If, following any such deduction or withholding as is referred to in clause 6.7 from any payment by the Borrower, the Agent or any Bank shall receive or be granted a credit against or remission for any Taxes payable by it, the Agent or any Bank shall, subject to the Borrower having made any increased payment in accordance with clause 6.7 and to the extent that the Agent or any Bank can do so without prejudicing its retention of the amount of such credit or remission and without prejudice to the right of the Agent or any Bank to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as the Agent or any Bank shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Agent or any Bank (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower. Such reimbursement shall be made forthwith upon the Agent or any Bank certifying that the amount of the credit or remission has been received by it. Nothing contained in this Agreement shall oblige the Agent or any Bank to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrower shall not, by virtue of this clause 6.8, be entitled to enquire about the Agent's or any Bank's tax affairs.

6.9     Loan account

        Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent shall maintain a control account (which shall be the "account current" referred to in certain of the Mortgages) showing the Loan and other sums owing by the Borrower under the Security Documents and all payments in respect thereof made by the Borrower from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

7       Representations and warranties

7.1     Continuing representations and warranties

        The Borrower represents and warrants to each of the Finance Parties that:

7.1.1   Due incorporation

        the Borrower and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of Bermuda, in the case of the Borrower, and, in the case of each of the other Security Parties, under the laws of their respective countries of incorporation as limited liability companies and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2   Corporate power

        the Borrower has power to execute, deliver and perform its obligations under the Underlying Documents, the Borrower's Security Documents and the Master Swap Agreements and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3   Binding obligations

        the Underlying Documents and the Security Documents and the Master Swap Agreements constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4   No conflict with other obligations

        the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents and the Master Swap Agreements by the relevant Security Parties will not:

        (a)     contravene  any  existing  applicable  law,  statute,   rule  or
                regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject;

        (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound;

        (c)     contravene or conflict with any provision of the  memorandum and
                articles          of           association/articles           of
                incorporation/by-laws/statutes or other constitutional documents of the Borrower or any other Security Party; or

        (d) result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or its Related Companies or any other Security Party;

7.1.5   No litigation

        no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other
        Security Party which could have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party;

7.1.6   No filings required

        save for the registration of the Mortgages in the relevant Flag States it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underlying Documents or any of the Security Documents or the Master Swap Agreements that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Underlying Documents or the Security Documents or the Master Swap Agreements and each of the Underlying Documents and the Security Documents or the Master Swap Agreements is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7   Choice of law

        the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages) and the Master Swap Agreements and the choice of the laws of the relevant Flag State to govern each Mortgage and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.8   No immunity

        neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9   Financial Statements

        the Form F-1 Registration Statement registered with the United States Securities and Exchange Commission and the pro forma historical consolidated financial statements of the Borrower's Group for the 2003 and 2004 Financial Years and the pro forma opening balance sheet of the Borrower's Group provided to the Banks in the negotiation of this Agreement have been prepared in accordance with GAAP which have been consistently applied and present fairly and accurately the financial position of the Borrower and the Borrower's Group and at such date neither the Borrower nor any member of the Borrower's Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

7.1.10  Consents obtained

        every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents and the Master Swap Agreements or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents and the Master Swap Agreements has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.11  No money laundering

        in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under this Agreement and the transactions and other arrangements effected or contemplated by this Agreement, the Borrower is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official, requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities); and

7.1.12  Parent company

        each Owner is a wholly-owned Subsidiary of the Borrower and Gabriel Petridis and Mans Bolin each beneficially own not less than 10% of the issued shares in the capital of the Borrower.

7.2     Initial representations and warranties

        The Borrower further represents and warrants to each of the Finance Parties that:

7.2.1   Pari passu

        the obligations of the Borrower under this Agreement and the Master Swap Agreements are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower;

7.2.2   No default under other Indebtedness

        neither the Borrower nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3   Information

        the information, exhibits and reports furnished by any Security Party to the Banks in connection with the negotiation and preparation of the Security Documents and the Master Swap Agreements are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4   No withholding Taxes

        no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or the Master Swap Agreements or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or the Master Swap
        Agreements or any other document or instrument to be executed or delivered under any of the Security Documents or the Master Swap Agreements;

7.2.5   No Default

        no Default has occurred and is continuing;

7.2.6   No Default under any Contract or any Refund Guarantee

        no relevant Owner is in default of any of its obligations under any Contract or any of its obligations upon the performance or observance of which depend the continued liability of any Refund Guarantor in accordance with the terms of the relevant Refund Guarantee;

7.2.7   No Encumbrance in respect of pre-delivery security

        no relevant Owner has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to any Contract or any Refund Guarantee and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

7.2.8   Ship

        each Mortgaged Ship will on the date of this Agreement or on the relevant Delivery Date be:

        (a) in the absolute ownership of the relevant Owner who will on the date of this Agreement or on and after the relevant Delivery Date be the sole, legal and beneficial owner of that Ship;

        (b) provisionally registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry;

        (c)     operationally seaworthy and in every way fit for service; and

        (d)     classed   with   the   relevant   Classification   free  of  all
                requirements and recommendations of the relevant Classification Society;

7.2.9   Ships' employment

        a Mortgaged Ship will not on the date of this Agreement or on or before the relevant Delivery Date be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Mortgage or relevant Deed of Covenant would have required the consent of the Agent and on the date of this Agreement and on each relevant Delivery Date there will not be any agreement or arrangement whereby the Earnings for such Mortgaged Ship may be shared with any other person;

7.2.10  Freedom from Encumbrances

        no Mortgaged Ship, nor its Earnings, Insurances or Requisition Compensation (each as defined in the relevant Mortgage or relevant Deed of Covenant) nor its Earnings Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date of this Agreement and on the relevant Delivery Date for such Mortgaged Ship, subject to any Encumbrance other than a Permitted Encumbrance;

7.2.11  Environmental matters

        to the best of the knowledge and belief of the Borrower and its officers:

        (a) all Environmental Laws applicable to any Fleet Vessel have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with; and

        (b) no Environmental Claim has been made or threatened or is pending against any member of the Borrower's Group or any Fleet Vessel and not fully satisfied; and

        (c)     there has been no Environmental Incident;

7.2.12  No material adverse change

        there has been no material adverse change in the financial position of the Borrower, any Owner or any member of the Borrower's Group from that described by the Borrower to the Banks in the negotiation of this Agreement;

7.2.13  Copies true and complete

        the copies of each of the Underlying Documents delivered or to be delivered to the Banks pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents and each of such documents will when delivered constitutes valid and binding obligations of the parties thereto enforceable in accordance with its terms and there have been no amendments or variations thereof or defaults thereunder.

7.3     Repetition of representations and warranties

        On and as of the date of each Advance and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date the Borrower shall (a) be deemed to repeat the representations and warranties in clauses 7.1 (and so that representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest audited financial statements delivered to the Banks under clause 8.1) and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to the Finance Parties that the then latest audited financial statements delivered to the Finance Parties have been prepared in accordance with GAAP which have been consistently applied and present fairly and accurately the financial position of each of the Borrower and the Owners as at the end of the financial period to which the same relate and the results of the operations of each of the Borrower and the Owners for the financial period to which the same relate and, as at the end of such financial period, neither the Borrower nor any Owner had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8       Undertakings

8.1     General

        The Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

8.1.1   Notice of Default

        (a) promptly inform the Agent and each of the Finance Parties of any occurrence of which it becomes aware which might adversely affect  the  ability  of  any  Security  Party  to  perform  its obligations under any of the Security Documents or the Underlying Documents and/or the Master Swap Agreements and, without limiting the generality of the foregoing, will inform the Agent and each of the Finance Parties of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent or any Finance Party, confirm to the Agent and each of the Finance Parties in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

        (b) promptly inform the Agent and each of the Finance Parties of any occurrence of which it becomes aware which might adversely affect the ability or rights of the Borrower to make any claims under a Refund Guarantee or which might reduce or release any of the obligations of a Refund Guarantor under such Refund Guarantee;

8.1.2   Consents and licences

        without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents, the Master Swap Agreements and the Underlying Documents;

8.1.3   Use of proceeds

        use the Loan exclusively for the purpose specified in clause 1.1;

8.1.4   Pari passu

        ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.2 or to the security intended to be created by the Security Documents and the Master Swap Agreements, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5   Financial statements

        prepare financial statements of the Borrower and the consolidated financial statements of the Borrower's Group and procure that each Owner prepares financial statements in accordance with GAAP consistently applied in respect of each Financial Year and cause the same to be reported on by its auditors (which shall be acceptable to the Agent in its sole discretion) and prepare unaudited consolidated financial statements for the Borrower's Group in respect of each Financial Quarter on the same basis as the annual statements and deliver as many copies of the same as the Finance Parties may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) or sixty (60) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

8.1.6   Delivery of reports

        deliver to the Finance Parties as many copies as they may reasonably require of every material report, circular, notice or like document issued by the Borrower to its shareholders or creditors generally;

8.1.7   Provision of financial and other information

        deliver and provide the Finance Parties with:

        (a)     financial projections for each Financial Quarter;

        (b)     budgets for each Financial Year;

        (c) appraisal reports and valuations for each Ship on a quarterly basis pursuant to clause 8.2.2;

        (d) copies of any filings by the Borrower with, and reports to, the United States Securities and Exchange Commission;

        (e)     quarterly   Compliance    Certificates   (including   supporting
                schedules); and

        (f) such financial and other information concerning the Borrower, the other Security Parties and their respective affairs as they may from time to time reasonably require;

8.1.8   Obligations under Security Documents

        duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents, the Master Swap Agreements and the Underlying Documents;

8.1.9   Compliance with ISM Code

        and will procure that any Operator will, comply with and ensure that each Mortgaged Ship and any Operator comply with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10  Withdrawal of DOC and SMC

        and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of its, or an Operator's DOC or the SMC in respect of a Mortgaged Ship;

8.1.11  Issuance of DOC and SMC

        and will procure that any Operator will, promptly inform the Agent upon the issue to the Borrower or any Operator of a DOC and to a Ship of an SMC or the receipt by any of the Borrower or any Operator of notification that its application for the same has been refused;

8.1.12  Compliance with ISPS Code

        and will procure that each Mortgaged Ship will comply with the requirements of the ISPS Code including (but not limited to) the maintenance and renewal of the ISSC for each Mortgaged Ship pursuant to the ISPS Code and will immediately inform the Agent if there is any actual or threatened withdrawal of the ISSC for any Mortgaged Ship;

8.1.13  Share Charges

        procure, at any time during the Security Period, execution by the Borrower (or such other direct shareholder of the Owner (being an wholly owned Subsidiary of the Borrower) as the Agent may require) in favour of the Agent of a Share Charge with respect to any Owner and the Borrower agrees, if and when required to do so by the Agent (as instructed by the Banks), promptly to execute or to procure the execution and delivery to the Agent of all documents which the Agent may require to obtain the full benefit of such charges over all of the issued shares in the capital of the Owners;

8.1.14  Shareholding in Borrower

        procure that at all times each Owner remains a wholly owned subsidiary of the Borrower and that Gabriel Petridis and Mans Bolin each maintain beneficial ownership of not less than 10% of the issued shares in the capital of the Borrower;

8.1.15  Manager's bank accounts

        procure that the Manager opens and maintains the Manager's Account and all of its other bank accounts with the Account Bank;

8.1.16  Owner's Guarantee

        procure that on or prior to the Drawdown Date of each Advance that the relevant Owner executes and delivers to the Agent an Owner's Guarantee;

8.1.17  Charter Assignment

        procure that the relevant Owner executes and delivers to the Agent a Charter Assignment relating to any Mortgaged Ship which is the subject of a Charter;

8.1.18  Listing on NASDAQ

        maintain its listing as a public limited company on NASDAQ or such other stock exchange acceptable to the Arrangers in their sole discretion and comply with all of the listing rules, laws and regulations applicable to public companies listed on NASDAQ or such other acceptable stock exchange;

8.1.19  Intra-Group Loan Agreements

        procure that all interest payment dates and all repayment dates relating to the loans to be made pursuant to the Intra-Group Loan Agreements match those of each relevant Advance drawn down by the Borrower under this Agreement in order to make each of the said loans available to the Owners and shall procure and ensure that all sums paid and/or payable by the Owners to the credit of the Earnings Accounts shall be freely available to the Agent to meet all payments of principal and interest and all other sums payable by the Borrower to the Finance Parties pursuant to this Agreement and each of the other Security Documents;

8.1.20  Know your customer and money laundering compliance

        provide the Banks with such documents and evidence as the Banks shall from time to time require, based on applicable law and regulations from time to time and the Banks' own "know your customer" internal guidelines from time to time to identify the Borrower and the other Security Parties, including the ultimate legal and beneficial owner or owners of such entities, and any other persons involved or affected by the transaction(s) contemplated by this Agreement; and

8.1.21  Interest Rate Hedging Agreement

        should it determine to do so, enter into acceptable interest rate hedging agreements in relation to the Facility, including without limitation Transactions under the Master Swap Agreements, with any Bank and to the extent that such interest rate hedging agreements are not or do not form part of the Master Swap Agreements, such interest rate hedging shall be secured in such manner as the Arrangers may require.

8.2     Security value maintenance

8.2.1   Security shortfall

        If at any time on or after the first Drawdown Date the Security Value shall be less than the relevant Security Requirement, the Agent may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless a Ship has become a Total Loss) either:

        (a) prepay within a period of fifteen (15) days of the date of receipt by the Borrower of the Agent's said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

        (b) within thirty (30) days of the date of receipt by the Borrower of the Agent's said notice constitute to the satisfaction of the Banks such further security for the Loan as shall be acceptable to the Banks having a value for security purposes (as determined by the Banks in their absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

        Clause 4.7 shall apply to prepayments under clause 8.2.1(a).

8.2.2   Valuation of a Ship

        A Ship shall, for the purposes of this clause 8.2, be valued in Dollars two (2) weeks prior to the Delivery Date for such Ship and thereafter on a quarterly basis or if earlier the date upon which the Initial Ships are valued or would have been valued and thereafter all the Ships then financed by this Agreement shall be valued quarterly or following a Default at any time determined by the Agent. The value of a Ship shall be calculated by taking the average of the charter free valuations for such Ship from two (2) Approved Brokers (such valuations to be made without, unless required by the Arrangers, physical inspection and on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other contract of employment concerning such Ship). Such valuation shall constitute the value of a Ship for the purposes of this clause 8.2 until the next following valuation.

        The value of a Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

8.2.3   Information

        The Borrower undertakes to the Finance Parties to supply to the Agent and to any such shipbrokers such information concerning a Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

8.2.4   Costs

        All costs in connection with the Agent obtaining any valuation of a Ship referred to in clause 8.2.2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1(b) shall be borne by the Borrower.

8.2.5   Valuation of additional security

        For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Banks shall be determined by the Banks in their absolute discretion without any necessity for the Banks assigning any reason thereto.

8.2.6   Documents and evidence

        In connection with any additional security provided in accordance with this clause 8.2, the Banks shall be entitled to receive such evidence and documents of the kind referred to in Schedule 4 as may in the Banks' opinion be appropriate and such favourable legal opinions as the Banks shall in their absolute discretion require.

8.3     Negative undertakings

        The Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and/or the Master Swap Agreements and while all or any part of the Commitment remains outstanding, it will not and will procure that each Owner will not without the prior written consent of the Majority Banks:

8.3.1   Negative pledge

        permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues (including, but not limited to the Borrower's rights against the Swap Banks under any Transactions and/or the Master Swap Agreements or all or part of the Borrower's interest in any amounts payable to the Borrower by the Bank under any Transaction and/or the Master Swap Agreements) to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any other person;

8.3.2   No merger

        to the extent permitted by law, merge or consolidate with any other person;

8.3.3   Disposals

        sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Banks in relation to the undertakings, assets, rights and revenues of the Borrower's Group) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4   Other business

        undertake any business other than the ownership and operation of the Ships and the chartering of the Ships to third parties;

8.3.5   Acquisitions

        acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrower or any Owner in the ordinary course of its business of owning, operating and chartering the Ship;

8.3.6   Other obligations

        incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or the Master Swap Agreements or contracts entered into in the ordinary course of its business of owning, operating and chartering the Ships;

8.3.7   No borrowing

        incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8   Repayment of borrowings

        repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9   Guarantees

        issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ships is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.3.10  Loans

        make any loans (other than the loans under the Intra-Group Loan Agreements) or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so and in the case of the loans to be made under the Intra-Group Loan Agreements, the Borrower will not without the prior written agreement of the Agent and except as envisaged in clause 14.5 accept any repayments of principal or interest or other sums due or payable thereunder or take any action against any Owner;

8.3.11  Sureties

        permit any Indebtedness of the Borrower to any person (other than the Banks) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which any Ship is entered, guarantees required to procure the release a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.3.12  Share capital and distribution

        purchase or otherwise acquire for value any shares of its capital or (where a Default has occurred or following the declaration of such dividend, in the Agent's opinion, a Default shall occur) declare or pay any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders;

8.3.13  Subsidiaries and parent

        form or acquire any Subsidiaries other than in the case of the Borrower, the Owners or cease to legally and beneficially own 100% of the issued shares in the capital of the Owners, whether directly or indirectly; and

8.3.14  Financial Year

        make any change to the Financial Year for the Borrower or any member of the Borrower's Group.

8.4     Pre-delivery positive undertakings

        In relation to each Additional Ship which is a newbuilding, the Borrower undertakes and agrees with each of the Finance Parties that it will or will procure that the relevant Owner will:

8.4.1   Document of title to an Additional Ship

        give irrevocable instructions to the relevant Builder to hold such Additional Ship and the builder's certificate and any other document of title to such Additional Ship to the order and at the disposal of the Agent and ensure that the relevant Builder complies with such instructions;

8.4.2   Performance of the Contract

        duly  and  punctually   observe  and  perform  all  the  conditions  and
        obligations imposed on it by the relevant Contract;

8.4.3   Performance by Builder

        use its best endeavours to ensure that the Builder of such Additional Ship observes and performs all conditions and obligations imposed on it by the relevant Contract and take all steps within its power to ensure that the Builder proceeds with the construction of such Additional Ship with due diligence and despatch;

8.4.4   Progress of construction

        upon the request of the Finance Parties, advise the Finance Parties of the progress of construction of such Additional Ship and supply the Finance Parties with such other information as they may require regarding such Additional Ship, and the materials allocated to such Additional Ship, the relevant Contract, or otherwise relating to the construction of such Additional Ship;

8.4.5   Arbitration under the Contract

        in the event that the Builder of such Additional Ship and/or the relevant Owner resort to arbitration as provided in the relevant Contract, immediately notify the Finance Parties in writing that such arbitration has been initiated, advise the Finance Parties in writing of the identity of the appointed arbitrators and upon termination of the arbitration notify the Finance Parties in writing to that effect and supply the Finance Parties with a copy of the arbitration award and a certified English translation thereof;

8.4.6   Conveyance on default

        where such Additional Ship is (or is to be) sold in exercise of any power contained in the relevant Pre-delivery Security Assignment or otherwise conferred on the Agent, to execute, forthwith upon request by the Agent, such form of conveyance of such Additional Ship as the Agent may require;

8.4.7   Enforcement of Owner's rights

        do or permit to be done each and every act or thing which the Finance Parties may from time to time require to be done for the purpose of enforcing the relevant Owner's rights under or pursuant to the relevant Contract and allow the name of the relevant Owner to be used as and when required by the Agent for that purpose;

8.4.8   Notification of rejection of an Additional Ship

        notify the Finance Parties immediately if the relevant Builder or (with the prior written consent of the Agent given pursuant to clause 8.5) the relevant Owner cancels, rescinds, repudiates or otherwise terminates the relevant Contract or purports to do so or (with the prior written consent of the Agent given pursuant to clause 8.5) the relevant Owner rejects such Additional Ship or purports to do so or if such Additional Ship shall become a Total Loss or partial loss or shall be damaged;

8.4.9   Ship's name and registration

        register such Additional Ship provisionally or permanently under the laws and flag of the relevant Flag State immediately upon Delivery, procure that (if such Additional Ship is so registered provisionally on the Delivery Date) such Additional Ship is permanently registered under the laws and flag of the relevant Flag State within the time limit imposed by the relevant Flag State (subject always to the relevant Mortgage remaining in full force and effect) and keep such Additional Ship registered at all times from the Delivery Date under the laws and flag of the relevant Flag State; and

8.4.10  Mortgage

        execute, and procure the registration of, the Mortgage relative to such Additional Ship under the laws and flag of the relevant Flag State immediately upon Delivery.

8.5     Pre-delivery negative undertakings

        In relation to each Additional Ship which is a newbuilding, the Borrower hereby further undertakes and agrees with each of the Finance Parties that it will not, and will procure that the relevant Owner will not without the prior written consent of the Majority Banks (and then only subject to such conditions as the Agent may impose):

8.5.1   Sale or other disposal

        sell or agree to sell, transfer, abandon or otherwise dispose of such Additional Ship or any share or interest therein;

8.5.2   Creation of Encumbrances

        create or agree to create or permit to subsist any Encumbrance over such Additional Ship (or any share or interest therein) other than the Encumbrances created or to be created pursuant to the Security Documents;

8.5.3   Variation of Contract

        agree to any variation of the relevant Contract or any substantial variation of the specification of such Additional Ship (and for the purpose of this paragraph any extras, additions or alterations which the relevant Owner may desire to effect in the building of such Additional Ship shall be deemed to constitute a substantial variation if the cost thereof (which shall in every case be agreed in writing between the relevant Owner and the relevant Builder before the work is put in hand irrespective of whether the prior consent thereto of the Agent be required hereunder) or if the aggregate cost of the proposed work together with the cost of any work already ordered will alter the fixed price of any of such Additional Ship by an amount greater than five per cent (5%) of the said fixed price);

8.5.4   Releases and waivers of Contract

        release the relevant Builder from any of its obligations under the relevant Contract or waive any breach of the relevant Builder's obligations thereunder or consent to any such act or omission of the relevant Builder as would otherwise constitute such breach;

8.5.5   Delays

        without prejudice to clause 8.5.3, agree to any variation of the relevant Contract or the specification of such Additional Ship which would delay the time for delivery of such Additional Ship;

8.5.6   Rejection and cancellation

        either exercise or fail to exercise any right which the relevant Owner may have to reject such Additional Ship or cancel or rescind or otherwise terminate the relevant Contract provided always that any such rejection of such Additional Ship or cancellation, rescission or other termination of the relevant Contract by the relevant Owner after such consent is given shall be without responsibility on the part of the Finance Parties who shall be under no liability whatsoever to the extent that such rejection, rescission, cancellation or termination is thereafter adjudged to constitute a repudiation or other breach of such Contract by the relevant Owner;

8.5.7   Assignment of Earnings

        assign or agree to assign otherwise than to the Agent the Earnings of such Additional Ship or any part thereof;

8.5.8   Variation of a Refund Guarantee

        agree to any variation of the relevant Refund Guarantee;

8.5.9   Release and waiver of the Refund Guarantee

        release the relevant Refund Guarantor from any of its obligations under the relevant Refund Guarantee or waive any breach of the relevant Refund Guarantor's obligations thereunder or consent to any such act or omission of such Refund Guarantor as would otherwise constitute such breach;

8.5.10  Chartering

        let or agree to let such Additional Ship:

        (a)     on demise charter for any period; or

        (b) by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration; or

        (c) on terms whereby more than two months' hire (or the equivalent) is payable in advance; or

        (d)     below  the  market  rate   prevailing  at  the  time  when  such
                Additional Ship is fixed or other than on arms length terms;

8.5.11  Manager

        to appoint a manager of such Additional Ship (other than the Manager) or to terminate or amend the terms of any Management Agreement.

8.6     Financial Covenant definitions

        For the purposes of clause 8.7 the following expressions shall have the following meanings:

        "Cash" means free and available negotiable money, orders, cheques and bank balances and deposits but to exclude (a) any cash that is specifically blocked and charged and (b) cash standing to the credit of any blocked account and charged to the Agent pursuant to this Agreement;

        "Cash Equivalent Investments" means at any time:

        (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank or financial institution acceptable to the Agent;

        (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; or

        (c)     any other debt security approved by the Arrangers,

        in each case, to which any member of the Borrower's Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Borrower's Group or subject to any Encumbrance (other than one arising under the Security Documents).

        "Current Assets" means, at any time in respect of the Borrower's Group, the amount of current assets of the Borrower's Group on a consolidated basis which would be included as current assets in a consolidated balance sheet of the Borrower's Group in accordance with GAAP drawn up at such time;

        "Current Liabilities" means, at any time in respect of the Borrower's Group, the amount of current liabilities of the Borrower's Group on a consolidated basis which would be included as current liabilities in the consolidated balance sheet of the Borrower's Group in accordance with GAAP drawn up at such time excluding Deferred Revenue;

        "Debt Service" means, in respect of any period, the aggregated:

        (a)     Interest Payable for such period;

        (b) the total amount of all scheduled (but not voluntary or mandatory) repayments of the Facilities made by the Borrower or which fell due during such period; and

        (c) the total amount of all scheduled (but not voluntary or mandatory) repayments of principal under the terms of any other Indebtedness (save for any revolving, overdraft or ancillary facility that is available for simultaneous re-drawing according to its terms) made by the members of the Borrower's Group or which fell due during such period, including the principal element of scheduled rental payments which under GAAP should be treated as a finance lease or otherwise capitalised on the books of such person, in accordance with such principles;

        "Deferred Revenue" means at any time in respect of the Borrower's Group, that liability calculated at the time an existing Charter(s) or other employment arrangement is assumed, by discounting at the Borrower's Group's weighted average cost of capital, the difference between the market charter rate for an equivalent vessel and the assumed charter rate (as set out in the then latest financial statements delivered to the Finance Parties pursuant to clause 8.1.5), which liability is recorded as deferred revenue and amortised to revenue over the remaining period of such Charter(s) or other employment arrangement;

        "EBITDA" means, in respect of any period, the consolidated profit on ordinary activities of the Borrower's Group before Taxation for such period:

        (a) adjusted to exclude Interest Receivable and Interest Payable and other similar income or costs to the extent not already excluded;

        (b) adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

        (c)     after adding back depreciation and amortisation;

        (d) adjusted to exclude any exceptional or extraordinary costs or income;

        (e) after deducting any profit arising out of the release of any provisions against a liability or charge;

        "Equity Ratio" means Shareholders Equity as a percentage of Total Assets adjusted, in each case, for the difference between Fleet Market Value and Fleet Book Value;

        "Finance Lease" means any lease under which a member of the Borrower's Group is the lessee which is or should be treated as a finance lease under GAAP (and includes any hire purchase contract or other arrangement which is similarly treated);

        "Financial Quarter" means each period of approximately three (3) months commencing on the day after a Financial Quarter Day and ending on the next following Financial Quarter Day;

        "Financial Quarter Day" means 31 March, 30 June, 30 September and 31 December in any year;

        "Financial Year" means the annual accounting period of the Borrower's Group ending on 31 December in each year;

        "Fleet Book Value" means, at the end of a Relevant Period, the aggregate book value of the Ships less depreciation as stated in the most recent financial statements delivered pursuant to clause 8.1.5;

        "Fleet Market Value" means, at the date of calculation, the aggregate of the Fair Market Values of all of the Mortgaged Ships as last determined in accordance with clause 8.2.2;

        "Free Liquid Assets" means, at any given time, all Cash and Cash Equivalent Investments held by the Borrower's Group less an amount equal to the Debt Service due and payable during the immediately following two Financial Quarters;

        "Interest" means, in respect of any specified Borrowed Money, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Borrowed Money including:

        (a) gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Borrowed Money;

        (b)     repayment  and  prepayment   premiums  payable  or  incurred  in
                repaying or prepaying such Borrowed Money; and

        (c)     the interest element of Finance Leases,

        but excluding, in respect of such Borrowed Money, agency and arrangement fees or other up-front fees;

        "Interest Payable" means, in respect of any period, the aggregate (calculated on a consolidated basis) of:

        (a) the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of members of the Borrower's Group by way of Interest on all Borrowed Money, but excluding any amount accruing as interest in-kind (and not as cash pay) to the extent capitalised as principal during such period; and

        (b) net payments in relation to interest rate or currency hedging arrangements in respect of Borrowed Money (after deducting net income in relation to such interest rate or currency hedging arrangements);

        "Interest Receivable" means, in respect of any period, the amount of Interest accrued on cash balances of the Borrower's Group (including the amount of interest accrued on the Earnings Accounts, to the extent that the account holder is entitled to receive such interest) during such period;

        "Minimum Liquidity" means, at any time in respect of the Borrower's Group, the minimum amount of Cash and Cash Equivalent Investments which is equal to 5% of interest bearing debt;

        "Relevant Period" means each rolling period of twelve (12) months ending on a Financial Quarter.

        "Shareholders Equity" means, at any time in respect of the Borrower's Group, the amount of shareholders equity of the Borrower's Group on a consolidated basis which would be included as shareholders equity in the consolidated balance sheet of the Borrower's Group in accordance with GAAP drawn up at such time;

        "Total Assets" means, at any time in respect of the Borrower's Group, the amount of total assets of the Borrower's Group on a consolidated basis which would be included as total assets in a consolidated balance sheet of the Borrower's Group in accordance with GAAP drawn up at such time;

        "Total Debt" means, at any time, the aggregate outstanding principal, capital or nominal amount of all Borrowed Money of the Borrower's Group calculated on a consolidated basis at that time;

        "Total Liabilities" means, at any time in the respect of the Borrower's Group, the amount of total liabilities of the Borrower's Group on a consolidated basis which would be included as total liabilities in the consolidated balance sheet of the Borrower's Group in accordance with GAAP drawn up at such time; and

        "Working   Capital"  means  Current  Assets  less  Current   Liabilities
        (including, at any given time, the current portion of long term debt maturing within six (6) months).

8.7     Financial Covenants

        The Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

8.7.1   Equity Ratio

        maintain an Equity Ratio of not less than 35%;

8.7.2   Minimum Liquidity

        maintain on a consolidated basis the Minimum Liquidity;

8.7.3   Working Capital

        maintain on a consolidated basis on each Financial Quarter Day during the Security Period Working Capital of not less than zero Dollars ($0);

8.7.4   Interest coverage

        maintain a ratio of EBITDA to Interest Payable on a trailing four (4) Financial Quarter basis of not less than 3.00 to 1.00;

8.7.5   Security Value Maintenance

        ensure that at all times the Security Value is not less than the Security Requirement;

8.7.6   Liquidity of Manager

        ensure that the Manager shall at all times maintain a credit balance in the Manager's Account of not less than $1,000,000; and

8.7.7   Compliance Certificate

        deliver to the Agent at the end of each Financial Quarter, and at the same time as the unaudited financial statements referred to in clause 8.1.5, a Compliance Certificate issued and signed by the Borrower's Chief Financial Officer certifying that the covenants contained in this clause 8.7 are being complied with and providing full calculations supporting such compliance derived from the then latest financial statements of the Borrower's Group as lodged with the Securities and Exchange Commission of the United States by way of Form 6K/20F, such certificate to be substantially in the form set out in Schedule 6.

8.8     Financial testing

        The covenants in clause 8.7 shall be tested each Financial Quarter and details of compliance (or non-compliance) shall be provided to the Agent in accordance with clause 8.7.7.

9       Conditions

9.1     Documents and evidence

9.1.1   Commitment

        The obligation of the Banks to make the Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received the documents and evidence set out in Part 1 of Schedule 4.

9.1.2   First Advance

        The obligation of the Banks to make the first Advance available shall be subject to the condition that the Agent or its duly authorised representative shall have received not later than two (2) Banking Days before the day on which the Drawdown Notice for the first Advance is given, the documents and evidence specified in Part 2 of Schedule 4 in form and substance satisfactory to the Banks.

9.1.3   All Advances

        The obligation of the Banks to make each Advance shall be subject to the further condition that the Agent, or its duly authorised representative, shall have received on or prior to the relevant Drawdown Date of such Advance, the documents and evidence specified in Part 3 of Schedule 4 in form and substance satisfactory to the Banks.

9.1.4   Contract Instalment Advances

        The obligation of the Banks to make any Advance which is a Contract Instalment Advance shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, on or prior to the day on which that Advance is intended to be made, the documents and evidence specified in Part 4 of Schedule 4 in form and substance satisfactory to the Banks.

9.1.5   Expected Project Costs

        The obligation of the Banks to make any Advance for an Additional Ship which is a newbuilding constituting in part Expected Project Costs shall be subject to the further condition that the Agent, or its duly authorised representative, shall have received invoices or pro-forma invoices itemised in a written inventory which properly and accurately represents the Expected Project Costs to the satisfaction of the Agent in its sole discretion.

9.2     General conditions precedent

        The obligation of the Banks to make any Advance shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice in respect of the relevant Advance, and at the time of the making of the relevant Advance:

9.2.1 the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3, and (ii) clauses 4.1 and 4.3 of each Owner's Guarantee and expressed to be made or repeated on the date of each Advance are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2 no Default shall have occurred and be continuing or would result from the making of such Advance.

9.3     Waiver of conditions precedent

        The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Banks in whole or in part and with or without conditions.

9.4     Further conditions precedent

        Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Banks may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Banks on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 and clauses 4 and 5 of each Owner's Guarantee.

10      Events of Default

10.1    Events

        There shall be an Event of Default if:

10.1.1 Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2 Master Swap Agreements: (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreements) has occurred and is continued under the Master Swap Agreements or (b) an Early Termination Date (as defined in the Master Swap Agreements) has occurred or been or become capable of being effectively designated under the Master Swap Agreements or (c) a person entitled to do so gives notice of an Early Termination Date under Section 6(b)(iv) of the Master Swap Agreements or (d) any Master Swap Agreements is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3 Breach of Insurance and certain other obligations: the Borrower or any Owner fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Security Documents) for a Ship or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Borrower or any Owner or any other person or the Borrower or any Owner commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 or 8.4; or

10.1.4 Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings (including, without limitation, any Financial Covenant) expressed to be assumed by it under any of the Security Documents or any of the Underlying Documents (other than those referred to in clauses 10.1.1 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Banks is capable of remedy, such action as the Banks may require shall not have been taken within fourteen (14) days of the Banks notifying the relevant Security Party of such default and of such required action; or

10.1.5 Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents and/or the Master Swap Agreements or in any notice, certificate or statement referred to in or delivered under any of the Security Documents and/or the Master Swap Agreements or any of the Underlying Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6 Cross-default: any Indebtedness of any Security Party is not paid when due (following the expiry of any grace periods) or any Indebtedness of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable (following the expiry of any grace periods) prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Indebtedness due and payable (each of the aforesaid events, for the purposes of this clause 10.1.6 only an "Indebtedness Event") or any facility or commitment available to any Security Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Banks that such Indebtedness Event, withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party in respect of Indebtedness is not honoured when due and called upon (following the expiry of any grace periods); or

10.1.7 Legal process: any judgment or order made against any Security Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party and is not discharged within seven (7) days; or

10.1.8 Insolvency: the Borrower or any Owner is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9 Reduction or loss of capital: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.10 Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or an order is made or resolution passed for the winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11 Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or the Banks and/or the Agent believe that any such petition or other step is imminent or an administration order is made in relation to any Security Party; or

10.1.12 Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

10.1.13 Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.14 Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Banks and/or the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses
        10.1.7 to 10.1.12 (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15 Cessation of business: any Security Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16 Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17 Invalidity: any of the Security Documents, the Master Swap Agreements or any of the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents, the Master Swap Agreements or any of the Underlying Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18 Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents, the Master Swap Agreements or any of the Underlying Documents or for the Agent or the Banks to exercise the rights or any of them vested in them under any of the Security Documents or otherwise; or

10.1.19 Repudiation: any Security Party repudiates any of the Security Documents, the Master Swap Agreements or any of the Underlying Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents, the Master Swap Agreements or any of the Underlying Documents; or

10.1.20 Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents and/or the Master Swap Agreements becomes enforceable; or

10.1.21 Material adverse change: there occurs, in the opinion of the Banks and/or the Agent, a material adverse change in the financial condition of any Security Party as described by the Borrower or any Security Party to the Banks and/or the Agent in the negotiation of this Agreement; or

10.1.22 Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Borrower or Owner and the Borrower or Owner shall fail to procure the release of such Ship within a period of seven (7) days thereafter; or

10.1.23 Registration: the registration of any Ship under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Agent or, if any Ship is only provisionally registered on the relevant Delivery Date, such Ship is not permanently registered under the laws and flag of the Flag State within the time limit imposed by the relevant Flag State (subject always to the relevant Mortgage remaining in full force and effect);

10.1.24 Unrest: any of the Flag States becomes involved in hostilities or civil war or there is a seizure of power in any of the Flag States by unconstitutional means if, in any such case, such event could in the opinion of the Banks and/or the Agent reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.25 Environmental Incidents: there is an Environmental Incident which gives rise, or may give rise, to an Environmental Claim which could, in the opinion of the Banks and/or the Agent be expected to have a material adverse effect (i) on the business, assets, operations, property or financial condition of any Security Party or the Borrower's Group taken as a whole or (ii) on the security constituted by any of the Security Documents or the enforceability of that security in accordance with its terms; or

10.1.26 P&I: the Borrower or any Owner or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27 Parent company: any Owner ceases to be a wholly-owned Subsidiary of the Borrower and/or the Borrower (without the prior written consent of the Banks) ceases to be a listed company on NASDAQ or other stock exchange acceptable to the Arrangers in their sole discretion and/or the beneficial shareholding of each of Gabriel Petridis and Mans Bolin in the Borrower falls below 10% of the issued shares in the capital of the Borrower; or

10.1.28 Breach of Contract: there is a material breach by the Borrower or any Owner, a Seller or a Builder of any Contract or the Borrower fails to repay any Advance constituting (in part) Expected Project Costs representing a deposit under a Contract relating to a purchase of an Additional Ship which is a second hand vessel within ten (10) days of the date of expiry or termination of the relevant Contract; or

10.1.29 Termination or variation of a Contract: a Contract is terminated for any reason whatsoever or a Contract is frustrated or varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or

10.1.30 Termination of a Refund Guarantee: a Refund Guarantee is repudiated, cancelled, rescinded or otherwise terminated; or

10.1.31 Non-Delivery of Ship: a Ship is not delivered to, and accepted by, the Borrower or relevant Owner under a Contract on or before the final permitted delivery date under the said Contract (or such later date as the Banks and/or the Agent in their absolute discretion, may agree in writing); or

10.1.32 Material events: any other event occurs or circumstance arises which, in the opinion of the Banks and/or the Agent, is likely materially and adversely to affect either

        (a) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or the Master Swap Agreements; or

        (b)     the security created by any of the Security Documents; or

10.1.33 Failure to drawdown Delivery Date Advance: the Borrower fails to drawdown a Delivery Date Advance without the prior written consent of the Agent which shall not be unreasonably withheld; or

10.1.34 Intra-Group Loans Agreements: the Borrower demands or accepts any repayments of principal or interest or any other sum payable under the Intra-Group Loan Agreements save as envisaged by clause 14.5 or takes any action against any Owner without the prior written consent of the Agent.

10.2    Acceleration

        The Agent may, with the prior approval of the Majority Banks and without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default by notice to the Borrower declare that:

10.2.1 the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Commitment of each Bank shall be reduced to zero forthwith; and/or

10.2.2 the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3    Demand basis

        If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (with the prior approval of the Majority Banks) by written notice to the Borrower:

10.3.1 call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement; or

10.3.2 withdraw such declaration with effect from the date specified in such notice.

11      Indemnities

11.1    Miscellaneous indemnities

        The Borrower shall on demand indemnify each Finance Party, without prejudice to any of their other rights under any of the Security Documents or the Master Swap Agreements, against any loss (including loss of Margin) or expense which the Finance Parties shall certify as sustained or incurred by it as a consequence of:

11.1.1 any default in payment by the Borrower of any sum under any of the Security Documents when due;

11.1.2  the occurrence of any other Event of Default;

11.1.3 any prepayment of the Loan or part thereof being made under clause 4.2, 4.5, 8.2.1 or 12.1, or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4 any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice in relation thereto has been given,

        including, in any such case, but not limited to, any loss or expense sustained or incurred by any Bank in maintaining or funding its
        Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or any part thereof or any other amount owing to such Bank Provided always that no such indemnity shall be payable in the case where such loss or expenses sustained or incurred has arisen as a result of the gross negligence or wilful misconduct of the Finance Parties.

11.2    Currency indemnity

        If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of:

11.2.1  making or filing a claim or proof against the Borrower;

11.2.2  obtaining an order or judgment in any court or other tribunal; or

11.2.3 enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless the Agent and each Bank from and against any loss suffered as a result of any difference between:

        (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

        (b) the rate or rates of exchange at which the Agent and/or any Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3    Environmental indemnity

        The Borrower shall indemnify each Finance Party on demand in respect of all costs, claims, losses, demands, liabilities, penalties and fines, of whatever nature (including, without limitation, those arising under Environmental Laws) which may be incurred or made against any Finance Party at any time relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against any Finance Party which would or could not have been brought if such Finance Party had not entered into any of the Security Documents or been involved in any of the transactions contemplated by the Security Documents.

12      Unlawfulness and increased costs

12.1    Unlawfulness

        If it is or becomes contrary to any law or regulation for any Bank to make any Advance to, or to maintain its Commitment or fund its Contribution such Bank shall promptly, through the Agent, give notice to the Borrower whereupon:

12.1.1  such Bank's Commitment shall be reduced to zero; and

12.1.2 the Borrower shall be obliged to prepay the Contribution of such Bank either:

        (a)     forthwith; or

        (b) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

        In any such event the Borrower and the Banks shall (as per the provisions of clause 12.2) negotiate in good faith (but without incurring any legal obligations) with a view to agreeing terms for making the Loan or any Advance (as the case may be) available from another jurisdiction or funding the Loan or any Advance (as the case may be) from alternative sources.

12.2    Increased costs

        If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Agent and/or any Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1 subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2 increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping the Commitment available or maintaining or funding its Contribution; and/or

12.2.3 reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4 reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under any of the Security Documents; and/or

12.2.5 require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under any of the Security Documents; and/or

12.2.6 require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

        (a) such Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

        (b) the Agent shall negotiate with the Borrower in good faith with a view to restructuring the transaction constituted by the
                Security Documents in a way which will (in the reasonable opinion of the Agent) satisfactorily avoid either the unlawfulness or increased costs concerned (each as the case may be) without either decreasing the amounts or net returns due to the Agent and the Banks under the Security Documents or which would, but for such unlawfulness or such increased costs (each as the case may be), have been so due, or otherwise adversely affecting the rights, interests and security of the Banks under the transaction as presently constituted and will not (in the reasonable opinion of the Agent) increase the cost to the Borrower of or otherwise adversely affect the rights, and interests of the Borrower under the transactions (and unless the Agent nominates a longer period (which it shall be at liberty to do)), such negotiations shall continue for a period of thirty
                (30) days after the Borrower has been given notice under clause 12.2.6(a) or for such lesser period as is permitted under applicable law having regard to either the unlawfulness or the increased costs concerned (such period called the "Negotiation Period");

        (c) if at the end of the Negotiation Period the Agent and the Borrower have not reached agreement on a restructuring of the transaction on the basis described in sub-clause (b) above then the Borrower shall on demand, made at any time after expiry of the Negotiation Period whether or not the relevant Bank's Contribution has been repaid, pay to such Bank the amount which the Bank specifies (in a certificate (which shall be conclusive in the absence of manifest error) setting forth the basis of the computation of such amount but not including any matters which such Bank regards as confidential in relation to its funding arrangements) is required to compensate such Bank for such alternative funding, increased cost, reduction, payment or forgone return.

        For the purposes of this clause 12.2 "holding company" means the company or entity (if any) within the consolidated supervision of which such Bank is included.

12.3    Exception

        Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.7.

13      Security, set-off and pro-rata payments

13.1    Application of moneys

        All moneys received by the Agent and/or the Banks under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied by the Agent and/or the Banks in the following manner:

13.1.1 first in or toward payment of all unpaid fees, commissions and expenses which may be owing to any Finance Party (other than the Swap Banks) under any of the Security Documents (other than the Master Swap Agreements);

13.1.2 secondly in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3 thirdly in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.4 fourthly in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.5 fifthly in or towards payment to any Finance Party of any other sums owing to it under any of the Security Documents;

13.1.6 sixthly in or towards payments to the Swap Banks of any sum (including without limitation all unpaid, fees, commissions and expenses) owing to the Swap Banks under the Master Swap Agreements and on a pro rata basis as between such Swap Banks;

13.1.7 seventhly, in or towards payments to any Swap Bank of any other sums owing to it under any of the Security Documents and/or the Master Swap Agreements; and

13.1.8 lastly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus,

        or in such other manner as the Banks may determine.

13.2    Set-off

        The Borrower authorises each Bank (without prejudice to any of such Bank's rights at law, in equity or otherwise), at any time and without notice to the Borrower:

13.2.1 to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Bank in or towards satisfaction of any sum due and payable from the Borrower to such Bank under any of the Security Documents;

13.2.2 in the name of the Borrower and/or such Bank to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

13.2.3 to combine and/or consolidate all or any accounts in the name of the Borrower with such Bank.

        For this purpose, each such Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this clause 13.2. Each Bank shall notify the Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Banks.

13.3    Pro-rata payments

        If at any time the proportion which any Bank (the "Recovering Bank") has received or recovered (other than from an Assignee, a Substitute or a sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 4.3, 5.1, 6.1, 11.1, 11.2, 12.1 or 12.2) in respect of its share of any payment to be made for the account of the Recovering Bank and one or more other Banks under any of the Security Documents is greater (the amount of the excess being referred to in this clause 13.3 as the "excess amount") than the proportion of the share of such payment received or recovered by the Bank receiving or recovering the smallest or no proportion of its share, then:

13.3.1 within two (2) Banking Days of such receipt or recovery, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess amount;

13.3.2 the Agent shall treat such payment as if it were part of the payment to be made by the Borrower and shall distribute the same in accordance with clause 13.1; and

13.3.3 as between the Borrower and the Recovering Bank the excess amount shall be treated as not having been paid but the obligations of the Borrower to the other Banks shall, to the extent of the amount so paid to them, be treated as discharged.

        Each Bank shall forthwith notify the Agent of any such receipt or recovery by such Bank other than by payment through the Agent. If any excess amount subsequently has to be wholly or partly refunded by the Recovering Bank which paid an amount equal thereto to the Agent under
        (a) above each Bank to which any part of such amount was distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro-rata share of the amount which has to be refunded by the Recovering Bank. Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 13.3. Notwithstanding the foregoing provisions of this clause 13.3 no Recovering Bank shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.4    No release

        For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5    No charge

        The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6    Further assurance

        The Borrower undertakes that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Agent enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent and/or any other Finance Party may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7    Conflicts

        In the event of any conflict between this Agreement and any of the other Borrower's Security Documents, the provisions of this Agreement shall prevail.

14      Accounts

14.1    General

        The Borrower undertakes with each of the Finance Parties that it will:

14.1.1 on or before the first Drawdown Date open and procure that each Owner will open each of the Earnings Accounts and procure that the Manager opens the Manager's Account;

14.1.2  on or before the first Drawdown Date open the Retention Account; and

14.1.3 procure that all moneys payable to the Borrower and/or the Owners in respect of the Earnings of the Ships shall, unless and until the Agent directs to the contrary pursuant to proviso (a) to clause 2.1 of the relevant Deed of Covenant or relevant General Assignment, be paid to the Earnings Accounts Provided however that if any of the moneys paid to the Earnings Accounts are payable in a currency other than Dollars, the Borrower pay and shall procure that the relevant Owner shall instruct the Account Bank to convert such moneys into Dollars at the Account Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency;

14.2    Earnings Accounts terms

        The Banks acknowledge that the relevant Owner shall, unless and until a Default shall occur and the Agent shall direct to the contrary, be entitled from time to time, subject to the agreement of the Account Bank to require that moneys for the time being standing to the credit of the Earnings Accounts be transferred in such amounts and for such periods as the Borrower or relevant Owner selects to fixed-term deposit accounts ("deposit accounts") opened in the name of the relevant Owner with the Account Bank. The relevant Owner shall not be entitled pursuant to clause 14.3 to withdraw moneys standing to the credit of the Earnings Accounts which are the subject of a fixed term deposit until the expiry of the period of such deposit unless the relevant Owner shall, on withdrawing such moneys pay to the Account Bank on demand any loss or expense which the Account Bank shall certify that it has sustained or incurred as a result of such withdrawal being made prior to the expiry of the period of the relevant deposit and the Account Bank shall be entitled to debit the Earnings Accounts for the amount so certified prior to such withdrawal being made. In the event that any moneys so deposited are to be applied pursuant to clause 14.5, the Borrower or relevant Owner shall, on such application being made, pay to the Account Bank on demand any loss or expense which the Account Bank shall certify that it has sustained or incurred as a result of such application being made prior to the expiry of the period of the relevant deposit and the Account Bank shall be entitled to debit the relevant Earnings Account for the amount so certified prior to such application being made. Any deposit accounts shall, for all the purposes of the Security Documents, be deemed to be sub-accounts of Earnings Accounts from which the moneys deposited in the deposit accounts were transferred and all references in the Security Documents to the Earnings Accounts shall be deemed to include the deposit accounts deemed as aforesaid to be sub-accounts thereof.

14.3    Earnings Accounts: withdrawals

        Unless the Majority Banks otherwise agree in writing, neither the Borrower nor the Owners shall be entitled to withdraw any moneys from the Earnings Accounts at any time during the Security Period save that, unless and until a Default shall occur and the Agent shall direct to the contrary, the Borrower and each of the Owners may, subject to clause 14.2, withdraw moneys from the Earnings Accounts:

14.3.1 to transfer to the Retention Account on each Retention Date all or part of the Retention Amount for such Retention Date;

14.3.2 to pay any amount to the Agent and/or the other Finance Parties in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents (including any amounts owing to the Swap Banks under the Master Swap Agreements) and the Borrower hereby irrevocably and unconditionally instructs the Account Bank to make such payments on their due date if and to the extent the Borrower does not issue the appropriate instructions on or before such due date;

14.3.3 prior to the Delivery Date of a Ship to apply any sums deposited to the relevant Earnings Account by the Agent as Expected Project Costs for such Ship in full and final payment of such Expected Project Costs subject always to the relevant Owner applying no more than the sum deposited to the relevant Earnings Account by the Agent;

14.3.4 following the Delivery of a Ship to pay the proper and reasonable operating expenses (including costs of insuring, repairing and maintaining such Ship) of such Ship and the proper and reasonable expenses of administering the affairs of the relevant Owner;

14.3.5 to pay any Manager's remuneration under any Management Agreement in the amounts and at the times therein stated;

14.3.6 to pay or discharge liabilities or obligations to third parties not exceeding the aggregate of any deductible under a Ship's insurances applicable to such liabilities or obligations and the amount of any insurance moneys in respect of such liabilities or obligations which have been paid by such Ship's insurers to the relevant Earnings Account with the knowledge and approval of the Agent;

14.3.7 to pay for the making good and/or repair of any loss or damage resulting from a casualty to a Ship not exceeding the aggregate of any deductible under such Ship's insurances applicable to such casualty and the amount of any insurance moneys in respect of such casualty (not exceeding the costs of making good and/or repairing any such loss or damage) which have been paid by such Ship's insurers to the relevant Earnings Account with the knowledge and approval of the Agent; and

14.3.8 to pay any dividends to any of its shareholders to the extent that it is permitted to do so in accordance with the provisions of clause 8.3.12.

14.4    Retention Account terms

14.4.1 Subject to sub-clause 14.4.3, the Borrower undertakes with the Agent and the Finance Parties that it will, from the date of this Agreement and so long as any moneys are owing under the Security Documents, on each Retention Date pay to the Account Bank for credit to the Retention Account, the Retention Amount for such Retention Date.

14.4.2 In the event that, at any time prior to the date falling one month before any Reduction Date, the Borrower shall draw down a further Advance or another Retention Event occurs, the Borrower shall, subject to sub-clause 14.4.3, on each of the Retention Dates (following the occurrence of the relevant Retention Event) up to and including the next following Reduction Date pay to the Retention Account on a pro-rata basis such amount as when applied against the Loan, will ensure that on the relevant Reduction Date the Loan does not exceed the Commitment.

14.4.3 To the extent that there are moneys standing to the credit of the Earnings Accounts pursuant to sub-clauses 14.3.1 and/or 14.3.2 as at the relevant Retention Date, such moneys shall, up to the amount required to be paid pursuant to either of sub-clauses 14.3.1 or 14.3.2, be transferred to the Retention Account on such Retention Date (and the Borrower hereby instructs the Account Bank to effect such transfer) and to that extent the Borrower's obligations to make the payments referred to in sub-clauses 14.3.1 and 14.3.2 shall have been fulfilled upon such transfer being effected.

14.4.4 Unless and until there shall occur an Event of Default (whereupon the provisions of clause 14.6 shall apply), all Retention Amounts credited to the Retention Account together with interest from time to time accruing or at any time accrued thereon shall be applied by the Account Bank (and the Borrower hereby irrevocably and unconditionally instructs the Account Bank so to apply the same) in the following manner:

        (a) upon each Reduction Date, and on each day that interest is payable pursuant to clause 3.1 whether in respect of an Advance or the Loan, in or towards payment to the Agent of that sum that may need to be repaid on the relevant Reduction Date to ensure that the Loan does not exceed the Commitment on such Reduction Date or (as the case may be) the amount of interest then due. Each such application by the Account Bank shall constitute a payment in or towards satisfaction of the Borrower's corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of the Borrower to make any such payment to the extent that the aforesaid application by the Account Bank is insufficient to meet the same; and

        (b) following any application by the Account Bank pursuant to clause 14.4.4(a) in transfer to the Earnings Accounts of any moneys standing to the credit of the Retention Account to the extent that such moneys do not constitute Retention Amounts or any payments received from the Swap Banks pursuant to the provisions of the Swap Assignment.

14.4.5 Unless the Agent otherwise agrees in writing and subject to clause 14.4.4, the Borrower shall not be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents.

14.5    Repayment under the Intra-Group Loan Agreements

        The Borrower acknowledges and agrees that until such time as all sums due and payable under this Agreement and each of the other Security Documents have been satisfied in full the obligation of each Owner to pay all sums of principal and interest and any other sums payable under the relevant Intra-Group Loan Agreements shall be fully satisfied by that Owner depositing the relevant sums to the credit of its Earnings Account and the Borrower hereby irrevocably and unconditionally acknowledges that all moneys from time to time standing to the credit of the Earnings Accounts shall be freely available to the Agent for application in or towards payment of any instalments of principal or interest or any other amounts then due and payable pursuant to this Agreement and any of the other Security Documents.

14.6    Application of Accounts

        At any time after the occurrence of an Event of Default, the Agent and/or the Banks may instruct the Account Bank, without notice to the Borrower and/or the Owner, to apply all moneys then standing to the credit of the Accounts (together with interest from time to time accruing or accrued thereon) in payment to the Agent and the Agent shall apply the same in or towards satisfaction of any sums due to the Finance Parties under the Security Documents in the manner specified in clause 13.1.

14.7    Security over account

        The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Accounts Charges.

15      Assignment, substitution and lending office

15.1    Benefit and burden

        This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties, the Borrower and their respective successors.

15.2    No assignment by Borrower

        The Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Banks.

15.3    Assignment by Banks

        Each Bank may assign all or any part of its rights subject to a minimum assignment amount of five million Dollars ($5,000,000) in respect of its Contribution under this Agreement or under any of the other Security Documents to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in liens, securities or other financial assets (an "Assignee") with the approval of the Agent (which consent shall not be unreasonably withheld or delayed) and subject to no Default having occurred, the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), provided always that no such approval or consent shall be required where the Assignee shall be a Related Company of the relevant Bank, the Agent and the Borrower approving and consenting to such arrangement by their execution of this Agreement.

15.4    Substitution

        Each Bank may transfer, by way of novation, all or any part of its rights, benefits and/or obligations under this Agreement to another person subject to a minimum transfer amount of five million Dollars ($5,000,000) to be transferred (a "Substitute") and provided that no Default has occurred and is continuing the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Any such novation shall be effected upon five (5) Banking Days' prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by such Bank, the Substitute and the Agent (for itself, the Borrower and the other Banks) and following receipt by the transferring Bank from the Substitute of an amount equal to the purchase price to be paid by the Substitute for the Contribution being transferred. On the effective date specified in a Substitution Certificate so executed and delivered, to the extent that they are expressed in such Substitution Certificate to be the subject of the novation effected pursuant to this clause 15.4:

15.4.1 the existing parties to this Agreement and the Bank party to the relevant Substitution Certificate shall be released from their respective obligations towards one another under this Agreement ("discharged obligations") and their respective rights against one another under this Agreement ("discharged rights") shall be cancelled;

15.4.2 the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Bank party to such Substitution Certificate) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Bank; and

15.4.3 the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Bank party to such Substitution Certificate) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Bank and, on the date upon which such novation takes effect, the Substitute shall pay to the Agent for its own account a transfer fee of three thousand Dollars ($3,000). The Agent shall promptly notify the other parties hereto of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Borrower.

15.5    Reliance on Substitution Certificate

        The Agent, the Banks and the Borrower shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 15 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Bank and the Substitute and neither the Agent, nor the Banks nor the Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

15.6    Signing of Substitution Certificate

        The Borrower and each of the Banks irrevocably authorise the Agent to countersign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Borrower or such Bank (as the case may be).

15.7    Construction of certain references

        If any Bank assigns all or any part of its rights or novates all or any part of its rights, benefits and obligations as provided in clause 15.3 or 15.4 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests. 15.8 Documenting assignments and novations

        If any Bank assigns all or any part of its rights or novates all or any part of its rights, benefits and/or obligations as provided in clauses
        15.3 or 15.4 the Borrower undertakes, immediately on being requested to do so by the Agent and at the cost of the Bank that has so assigned or novated all or any part of its rights and/or obligations, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Substitute all or the relevant part of such Bank's interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

15.9    Lending office

        Each Bank shall lend  through  its office at the  address  specified  in
        Schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement Provided always that such change of office shall not result in an increase in the obligations of the Borrower under clause
        6.7. If the office through which such Bank is lending is changed pursuant to this clause 15.9, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Banks and the Borrower.

15.10   Disclosure of information

        Any Bank or the Agent may, with the prior consent of the Borrower which shall not be unreasonably withheld, disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with such Bank or the Agent in relation to this Agreement information about the Borrower.

16      Agent

16.1    Appointment of the Agent

        The terms and basis on which the Agent has been appointed by the Banks as facility agent and as security agent and trustee respectively are set out in the Agency Agreement including, among other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the Banks and the Agent.

17      Notices and other matters

17.1    Notices

        Every  notice,   request,  demand  or  other  communication  under  this
        Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1 be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2 be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3  be sent:

        (a)     to the Borrower and any Owner at:

                Aries Maritime Transport Limited
                C/O AMT Management Ltd.
                18 Zerva Nap, 1st Floor,
                Athens 16675
                Greece

                Fax no:     +30 210 89 83 788
                Attention:  Mans Bolin, Chief Executive Officer

        (b)     to the Agent and/or the Banks at:

                The Governor and Company of the Bank of Scotland
                New Uberior House
                11 Earl Grey Street
                Edinburgh EH3 9BN
                Scotland

                Fax No:    +44 131 659 0387
                Attention: Marine Finance

        (c)     to the Arrangers at:

                The Governor and Company of the Bank of Scotland
                New Uberior House
                11 Earl Grey Street
                Edinburgh EH3 9BN
                Scotland

                Fax No:    +44 131 659 0387
                Attention: Marine Finance

                Nordea Bank Finland plc, London Branch
                8th Floor
                City Place House
                55 Basinghall Street
                London EC2V 5NB
                England

                Fax No:    +44 207 726 9188
                Attention: Shipping, Offshore & Oil Services

        (d)     to the Swap Banks at:

                Nordea Bank Finland plc, London Branch
                8th Floor
                City Place House
                55 Basinghall Street
                London EC2V 5NB
                England

                Fax No:    +44 207 726 9188
                Attention: Shipping, Offshore & Oil Services

                HBOS Treasury Services plc
                33 Old Broad Street
                London EC2N 1HZ

                Fax No: +44 207 574 8133
                Attention: Managing Director

                The Governor and Company of Bank of Scotland
                New Uberior House
                11 Earl Grey Street
                Edinburgh EH3 9BN
                Scotland

                Fax No:    +44 131 659 0387
                Attention: Marine Finance

                Bank of Ireland
                La Touche House
                4th floor
                Dublin 1

                Fax No:    +353 1 611 5379
                Attention: John Hartigan

                HSH Nordbank AG
                Gerhart - Hauptmann-Platz 50
                20095 Hamburg
                Germany

                Fax No:    +49 40 3333 34118
                Attention: Shipping, Greek Clients

                SMBC Capital Markets, Inc.
                277 Park Avenue, 5th Floor
                New York
                NY 10172
                USA

                Fax No: +1 212 224 4948
                Attention: President

        or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

17.2    No implied waivers, remedies cumulative

        No failure or delay on the part of the Agent, the Banks or any of them to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Banks or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.3    English language

        All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

17.4    Counterparts

        This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

18      Governing law and jurisdiction

18.1    Law

        This Agreement is governed by and shall be construed in accordance with English law.

18.2    Submission to jurisdiction

        The Borrower agrees, for the benefit of the Agent and the Banks, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts. The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Seabreeze (UK) Limited at present of Hampton House, 20 Albert Embankment, London SE1 7TJ, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Agent and/or the Banks to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

        The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Agent, the Banks or any of them arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written

Schedule 1

                    Part 1 - The Banks and their Commitments

Name                          Address and fax                     Commitment ($)
----                          ---------------                     --------------

The Governor and Company of   New Uberior House                      $50,000,000
the Bank of Scotland          11 Earl Grey Street
                              Edinburgh EH3 9BN
                              Scotland

                              Fax:  +44 131 659 0387

Nordea Bank Finland plc,      8th Floor                              $50,000,000
London Branch                 City Place House
                              55 Basinghall Street
                              London EC2V 5HB
                              England

                              Fax:  +44 207 726 9188

HSH Nordbank AG               HSH Nordbank AG                        $40,000,000
                              Gerhart - Hauptmann-Platz 50
                              20095 Hamburg
                              Germany

                              Fax:  +49 40 3333 34118

The Governor and Company of   Lower Baggot Street                    $35,000,000
the Bank of Ireland           Dublin 2
                              Ireland

                              Fax: +353 1 611 5411
                              Att:  John Hartigan

Sumitomo Mitsui Banking       Avenue des Arts 58                     $35,000,000
Corporation, Brussels Branch  Box 18
                              1000 Brussels, Belgium

                              Fax: +44 (0)207 786 1569
                              Att: European Loan Operations

                              Email:lesley_kelly@gb.smbcgroup.com,
                              ainsley_bastick@gb.smbcgroup.com

                              with copy to
                              Fax: +32 2 5131601
                              Att: Jean-Luc Renard
                              Email:
                              jean-luc_renard@be.smbcgroup.com

Bayerische Hypo- und          Kardinal-Faulhaber-Str.1               $30,000,000
Vereinsbank AG                80311 Munchen acting through
                              its office at
                              Alter Wall 22
                              20457
                              Hamburg

                              Fax: +49 40 3692 3696

Commerzbank                   Hamburg Branch                         $30,000,000
Aktiengesellschaft            Ness  7-9,
                              D-20457 Hamburg
                              Germany

                              Fax:  +49 (0)40 3683 2049
                              Att:  Bjorn Brandmahl
                              Email:
                              bjoern.brandmaehl@commerzbank.com

General Electric Capital      c/o GE Transportation Finance          $30,000,000
Corporation                   201 High Ridge Road
                              Stamford
                              Connecticut 06927
                              USA

                              Fax: +1 203 585 0597

Natexis Banques Populaires    45, rue Saint Dominique                $30,000,000
                              75007 Paris
                              France

                              Fax: +33 1 58 19 36 60
                              Att:
                              David Bonicel/Michel Degermann
                              Email: david.bonicel@nxbp.fr/
                              michel.degermann@nxbp.fr


Swedbank                      Brunkebergstorg 8                      $30,000,000
(Foreningssparbanken AB       Swedbank Shipping E421
(Publ))                       SE-105 34  Stockholm
                              Sweden

                              Fax: +46 8 723 7150
                              Att:  Dagobert
                              Billsten and/or Karin Nilsson
                              Email:
                              dagobert.billsten@swedbank.com,
                              karin.nilsson@swedbank


TOTAL                                                               $360,000,000

                             Part 2 - The Swap Banks


Name                          Address and fax
----                          ---------------

The Governor and Company      New Uberior House
of the Bank of Scotland       11 Earl Grey Street
                              Edinburgh EH3 9BN
                              Scotland

                              Fax:  +44 131 659 0387

HBOS Treasury Services plc    33 Old Broad Street
                              London
                              EC2N 1HZ

                              Fax:  +44 20 7574 8133

Nordea Bank Finland plc,      8th Floor
London Branch                 City Place House
                              55 Basinghall Street
                              London EC2V 5HB
                              England

                              Fax:  +44 207 726 9188

The Governor and Company      Lower Baggot Street
of the Bank of Ireland        Dublin 2
                              Ireland

                              Fax: +353 1 604 4796
                              Att:   Ann Marie Dodd
                              Email: annmarie.dodd@boimail.com

HSH Nordbank AG               HSH Nordbank AG
                              Gerhart - Hauptmann-Platz 50
                              20095 Hamburg
                              Germany

                              Fax: +49 40 3333 34118

SMBC Capital Markets, Inc.    277 Park Avenue, 5th Floor
                              New York
                              NY 10172
                              USA

                              Fax : +1 212 224 4948

                            Part 3 - The Co-Arrangers



Name                           Address and fax

The Governor and Company       Lower Baggot Street
of the Bank of Ireland         Dublin 2
                               Ireland

                               Fax: +353 1 604 4796
                               Att:   Ann Marie Dodd
                               Email: annmarie.dodd@boimail.com


HSH Nordbank AG                HSH Nordbank AG
                               Gerhart - Hauptmann-Platz 50
                               20095 Hamburg
                               Germany

                               Fax: +49 40 3333 34118


Sumitomo Mitsui Banking        Avenue des Arts 58
Corporation, Brussels Branch   Box 18
                               1000 Brussels, Belgium

                               Fax:  +44 (0)207 786 1569
                               Att:  European Loan Operations
                               Email:
                               lesley_kelly@gb.smbcgroup.com,
                               ainsley_bastick@gb.smbcgroup.com

                               with copy to
                               Fax:  +32 2 5131601
                               Att:  Jean-Luc Renard
                               Email:jean-luc_renard@ be.smbcgroup.com

Schedule 2

                             Part 1 - Initial Ships

                                                                                                                   Country
                                                      Country of                                    Official     of Underlying
Ship                 Owner                            Incorporation of Owner    Flag                 Number      Registration
----                 -----                            ----------------------    ----                 ------      ------------
"BORA"               Bora Limited                     British Virgin Islands    Venezuela             1878        Marshall Islands

"NORDANVIND"         Ermina Marine Limited            Marshall Islands          Venezuela             1879        Marshall Islands

"CITIUS"             Vintage Marine S.A.              Marshall Islands          Marshall Islands      2129        N/A

"HIGH LAND"          Land Marine S.A.                 Marshall Islands          Marshall Islands      2396        N/A

"HIGH RIDER"         Rider Marine S.A.                Marshall Islands          Marshall Islands      2397        N/A

"ALTIUS"             Altius Marine S.A.               Marshall Islands          Marshall Islands      2394        N/A

"FORTIUS"            Fortius Marine S.A.              Marshall Islands          Marshall Islands      2395        N/A

"OCEAN HOPE"         Jubilee Shipholding S.A.         Marshall Islands          Marshall Islands      2128        N/A

"ANL ENERGY"         Olympic Galaxy Shipping Limited  Marshall Islands          Marshall Islands      2062        N/A

"CMA CGM FORCE"      Dynamic Maritime Company         Marshall Islands          Marshall Islands      2065        N/A

"CMA CGM MAKASSAR"   Makassar Marine Ltd.             Marshall Islands          Marshall Islands      2392        N/A

"CMA CGM SEINE"      Seine Marine Ltd.                Marshall Islands          Marshall Islands      2391        N/A

"CHINOOK"            Chinook Waves Corporation        Marshall Islands          Marshall Islands      2490        N/A

"STENA COMPASS"      Compass Overseas Ltd.                  Bermuda                 Bermuda           733757      N/A

"STENA COMPASSION"   Compassion Overseas Ltd.               Bermuda                 Bermuda                       N/A



                                                            Ship           Year
Ship                 Classification                         Type           Built    Deadweight/TEU        Charterer
----                 --------------                         ----           -----    --------------        ---------
"BORA"                > HULL, MACH, FLS TANKER ESP          Tanker         2000     38,701 dwt            PDVSA Petroleo S.A
                        Unrestricted Navigation

"NORDANVIND"          > HULL,                               Tanker         2001     38,701 dwt            PDVSA Petroleo S.A.
                      > MACH, OIL TANKER, ESP
                        Unrestricted Navigation

"CITIUS"              > HULL,                               Tanker         1986     83,970 dwt            ST Shipping and
                      > MACH, OIL TANKER, ESP                                                             Transportation Inc.
                        Unrestricted Navigation
                      > AUT-UMS, IG

"HIGH LAND"           NS (tanker, Oils-Flashpoint below     Tanker         1992     41,450 dwt            D'Amico Tankers Limited
                      60(Degree)C) (ESP) MNS*

"HIGH RIDER"          NS (tanker, Oils-Flashpoint below     Tanker         1991     41,502 dwt            D'Amico Tankers Limited
                      60(Degree)C) (ESP) MNS*

"ALTIUS"             I> HULL,                               Tanker         2004     73,400 dwt            Deiulemar-Compagnia de
                      > MACH, OIL TANKER, ESP                                                             Navigazione S.p.A/ENE2
                        Unrestricted Navigation
                      > AUT-UMS, IG >  AUT-PORT

"FORTIUS"             I> HULL,                              Tanker         2004     73,400 dwt            Deiulemar-Compagnia de
                      > MACH, OIL TANKER, ESP                                                             Navigazione S.p.A/ENE2
                        Navigazione
                      > AUT-UMS, IG
                      > AUT-PORT; VCS

"OCEAN HOPE"          > HULL,                               Container      1989     1,799 TEU             China Shipping Container
                      > MACH, FLS TANKER, ESP                                                              Lines (Asia) Co. Limited
                        Unrestricted Navigation
                      > AUT-PORT

"ANL ENERGY"          *100-A-1.1 Nav IL; T Cont             Container      1989     2,438 TEU             CMA CGM S.A.
                      > IAP;
                      > IAQ-1

"CMA CGM FORCE"       I> HULL,                              Container      1989     2,438 TEU             CMA CGM S.A.
                      > MACH, Container Ship,
                        Unrestricted Navigation
                      > AUT-PORT; VCS

"CMA CGM MAKASSAR"    100 A1 CONTAINER SHIP LMC UMS SCM     Container      1990     2,917 TEU             CMA CGM S.A.

"CMA CGM SEINE"       100 A1 CONTAINER SHIP LMC UMS SCM     Container      1990     2,917 TEU             CMA CGM S.A.

"CHINOOK"             Hull: > 100 A5 ESP, ERS, NLS, T3D21,  Tanker         2001     38,701 dwt            PDVSA
                        Oil Tanker with Double Hull
                        Machinery:
                      > MC INERT

"STENA COMPASS"       > 1A1 Tanker for Oil ESP E0 VCS-2,    Tanker         2006     72,750 dwt            Panvision Ltd
                        TMON Nauticus                                                                     (Stena Group)
                        (Newbuilding)

"STENA COMPASSION"                                          Tanker         2006     72,750 dwt            Panvictory Ltd
                                                                                                          (Stena Group)


                   Part 2 - Additional Ship Selection Criteria


(A)     Each Additional Ship shall:

1 be a double hull crude oil or double hull product oil tanker or a container ship;

2 be aged 8 years or less on the relevant Delivery Date, or such other age as may be agreed by the Majority Banks;

3       maintain a flag and class acceptable to the Majority Banks;

4       be wholly owned by the Borrower or an Additional Owner; and

5 have a purchase price which shall not exceed the Fair Market Value for such Additional Ship.

(B) The Majority Banks shall be satisfied that the Borrower shall be able to procure that such Additional Ship shall be subject to Acceptable Employment within six (6) months after the Drawdown Date relative to the Advance relating to such Additional Ship.

                       Part 3 - Maximum amount of Advance

   Initial Ships                                         Maximum Amount
   -------------                                         --------------
                                                                $

"BORA"                                                     11,220,096
"NORDANVIND"                                               11,889,953
"HIGH LAND"                                                 9,043,061
"HIGH RIDER"                                                8,708,134
"ALTIUS"                                                   17,332,536
"FORTIUS"                                                  17,332,536
"CITIUS"                                                    7,200,957
"OCEAN HOPE"                                                8,373,206
"ANL ENERGY"                                               10,885,167
"CMA CGM FORCE"                                            10,885,167
"CMA CGM MAKASSAR"                                         13,564,593
"CMA CGM SEINE"                                            13,564,593
"CHINOOK"                                                  32,600,000
"STENA COMPASS"                                            56,100,000
"STENA COMPASSION"                                          5,610,000
                                                         ------------
                                                         $234,309,999


                       Part 4 - Details of Initial Owners

Initial Owner                      Country of Incorporation          Address                                             Shareholder
-------------                      ------------------------          -------                                             -----------
Bora Limited                       British Virgin Islands    Road Town, Tortola, British Virgin Islands                     Borrower

                                                             Registered agent:

                                                             Mossack Fonseca & Co. (B.V.I.) Ltd.
                                                             Akara  Building,  24 De Castro Street,  Wickhams Cay
                                                             1, Road Town, Tortola, British Virgin Islands

Ermina Marine Limited              Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands


Vintage Marine S.A.                Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Land Marine S.A.                   Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Rider Marine S.A.                  Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Altius Marine S.A.                 Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Fortius Marine S.A.                Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Jubilee Shipholding S.A.           Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Olympic Galaxy Shipping Limited    Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Dynamic Maritime Company           Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Makassar Marine Ltd.               Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Seine Marine Ltd.                  Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands

Chinook Waves Corporation          Marshall Islands          Trust  Company  Complex,   Ajeltake  Road,  Ajeltake           Borrower
                                                             Island, Majuro MH 96960, Marshall Islands
Compass Overseas Ltd.              Bermuda                   Canon's Court,  22 Victoria  Street,  Hamilton HM12,           Borrower
                                                             Bermuda

Compassion Overseas Ltd.           Bermuda                   Canon's Court,  22 Victoria  Street,  Hamilton HM12,           Borrower
                                                             Bermuda

                                   Schedule 3
                             Form of Drawdown Notice
                            (referred to in clause 9)

To:    The Governor and Company of Bank of Scotland
       New Uberior House
       11 Earl Grey Street
       Edinburgh EH3 9BN


                                                                   [Date] 200o

              Facilities Agreement dated [o] 2006 (the "Agreement")

We refer to the above Agreement and hereby give you notice that we wish to draw down the sum of [o] [$(o)] representing:

        Advance[s] of the Facility [being for general corporate purposes]

        [the Contract Instalment Advance payable at [stage]];

        [the Delivery Date Advance];

        [Expected Project Costs]

on {date} [and select a first Interest Period in respect thereof of o months] [the first Interest Period in respect thereof to expire on{date}]. The funds should be credited to [name and number of account] with [details of bank.]

We confirm that:

        (a) no event or circumstance has occurred and is continuing which constitutes a Default;

        (b)     the representations and warranties contained in:

                (i)     clauses 7.1, 7.2 and 7.3 of the Agreement; and

                (ii)    clauses 4.1 and 4.2 of the Owners' Guarantees;

                are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date [and that the aggregate of all Advances relative to general corporate purposes does not exceed $5,000,000];

        (c) the borrowing to be effected by the drawdown of the Advance will be within our corporate powers, will not result in the Loan exceeding the Commitment, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

        (d) there has been no material adverse change in our financial position from that described by us to the Finance Parties in the negotiation of the Agreement.

Words and expressions defined in the Agreement shall have the same meanings where used herein.

                              For and on behalf of
                      ....................................
                        ARIES MARITIME TRANSPORT LIMITED

Schedule 4


                                     Part 1
    Documents and evidence required as conditions precedent to the Commitment


                          (referred to in clause 9.1.1)

(a)     Constitutional documents

        copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b)     Corporate authorisations

        copies of resolutions of the directors and shareholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party;

        (i)     being true and correct;

        (ii) being duly passed at meetings of the directors of such Security Party and of the shareholders of such Security Party each duly convened and held;

        (iii)   not having been amended, modified or revoked; and

        (iv)    being in full force and effect

        together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

(c)     Specimen signatures

        copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

(d)     Certificates of incumbency

        a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

(e)     Know your customer and money laundering compliance

        such documents and evidence as the Banks shall require to identify the Borrower and the other Security Parties and any other persons involved or affected by the transaction(s) contemplated by this Agreement as required by any applicable law or the Banks' own "know your customer" internal guidelines; and

(f)     Fees, commissions and expenses

        evidence that any fees and commission due from the Borrower pursuant to the terms of clause 5.1 or any other provision of the Security Documents and all expenses under clause 5.2 have been paid in full.

                                     Part 2

  Documents and evidence required as conditions precedent to the first Advance

                           (referred to in clause 9.1)

(a)     Conditions precedent

        evidence that the conditions precedent set out in Part 1 of Schedule 4 remain fully satisfied;

(b)     Borrower's consents and approvals

        a confirmation from the Borrower that no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable it to borrow the Loan and to perform its obligations under this Agreement and each of the other Security Documents and evidence in form and substance satisfactory to the Arrangers that the Borrower is properly and validly registered on NASDAQ and that all necessary consents and approvals whether of a governmental nature or otherwise for the borrowing of the Loan under this Agreement have been obtained and remain in full force and effect;

(c)     No judgments etc

        evidence in form and substance satisfactory to the Agent that there are no judgments, orders, injunctions or restraints of any kind prohibiting or imposing materially adverse conditions on the borrowing by the Borrower of the Loan under this Agreement;

(d)     No litigation or other event

        evidence in form and substance satisfactory to the Arrangers that there is no event or existing or threatened litigation by any person with respect or to the transactions contemplated by the Security Documents or which the Arrangers shall in their sole discretion determine is reasonably likely to have a materially adverse effect on the registration of the Borrower on NASDAQ or on the business, property, assets, liabilities, financial condition or otherwise or prospects of the Borrower or of the Borrower's Group taken as a whole, either before or after giving effect to the consummation of such initial public offering;

(e)     Other consents and approvals

        a confirmation from each of the other Security Parties that no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable that Security Party to enter into and to perform its obligations under the Security Documents to which it is a party;

(f)     Certified Underlying Documents

        a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of each of the Underlying Documents;

(g)     Security Documents

        all relevant Security Documents (as determined by the Agent in its sole discretion) including, without limitation, the Master Swap Agreements, duly executed;

(h)     Legal opinions

        (i)     Bermuda opinion

                an opinion of Conyers Dill & Pearman special legal advisers to the Agent dated no earlier than fifteen (15) days prior to the date of this Agreement;

        (ii)    Owner(s)' opinion

                an opinion of the Agent's special legal advisers in each Relevant Jurisdiction with respect to the relevant Owner dated no earlier than fifteen (15) days prior to the date of this Agreement;

        (iii)   New York opinion

                an opinion of Healy & Baillie LLP special legal advisers to the Agent in New York dated no later than fifteen (15) days prior to the date of this Agreement;

        (iv)    English law opinion

                an opinion of Norton Rose special legal advisers to the Agent as to matters of the laws of England dated no earlier than fifteen
                (15) days prior to the date of this Agreement;

        (v)     Further opinions

                any such further opinion as may be required by the Agent and/or the Banks;

(i)     Borrower's process agent

        a copy, certified as a true copy by the Borrower's solicitors or other person acceptable to the Agent of a letter from the Borrower's agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as the Borrower's agent;

(j)     Owner's process agent

        a copy, certified as a true copy by the Borrower's solicitors or other person acceptable to the Agent of a letter from the Owner's or the Security Party's agent for receipt of service of proceedings referred to in, inter alia, clause 9.2 of the Owner's Guarantee accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as the Owner's or the Security Party's agent;

(k)     Indebtedness of the Borrower's Group

        evidence in form and substance satisfactory to the Arrangers that, following the borrowing of the Loan by the Borrower under this Agreement, there shall be no outstanding Indebtedness in respect of the Borrower's Group, except for Borrowed Money pursuant to the Security Documents;

(l)     Parent company

        evidence in form and substance satisfactory to the Arrangers that each Owner is a wholly-owned Subsidiary of the Borrower and that the Borrower and each Owner and their respective assets are free of any Encumbrance except for Permitted Encumbrances;

(m)     Valuations

        copies, certified by an officer of the Borrower, of valuations of each relevant Ship dated no earlier than fifteen (15) days prior to the Drawdown Date of the first Advance setting out the Fair Market Value of each relevant Ship, such valuations to be conducted in accordance with clause 8.2.2 and each valuation to be in form and substance acceptable to the Arrangers;

(n)     Solvency certificate

        The Arrangers shall have received a solvency certificate signed by the Chief Financial Officer of the Borrower and certified as correct by the Borrower's auditor (such auditor to be acceptable to the Arrangers), such solvency certificate to be in a form and substance acceptable to the Arrangers and certifying that following the borrowing of the Loan under this Agreement and incurring all of the other financial accommodation that the Borrower shall incur, that individually and the Borrower's Group on a consolidated basis are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection with such transactions and the Borrower and the Borrower's Group will have sufficient Free Liquid Assets to utilise as working capital to pay the debts of the Borrower and the Borrower's Group as and when they fall due (on the basis that the Fleet Market Value shall not be less than $360,000,000);

(o)     No Default under any material agreement

        evidence in form and substance satisfactory to the Arrangers that, after the borrowing of the Loan under this Agreement, there shall be no Default under any Security Document, Underlying Document or any other material agreement of the Borrower's Group;

(p)     Accounts

        evidence that the Accounts have been opened with the Account Bank; and

(q)     Fees, commissions and expenses

        evidence that any fees and commission due from the Borrower pursuant to the terms of clause 5.1 or any other provision of the Security Documents and all expenses under clause 5.2 have been paid in full.

                                     Part 3

                 Documents and evidence required as a condition
                      precedent to all Advances being made
                                  (clause 9.1)

(a)     Conditions precedent

        evidence that the  conditions  precedent set out in Part 1 and Part 2 of
        Schedule 4, remain fully satisfied;

(b)     No claim

        if an Additional Ship is a newbuilding, evidence satisfactory to the Agent and/or the Banks that the relevant Builder (and any other party who may have a claim pursuant to the relevant Contract) has no claims against such Additional Ship or the Borrower or relevant Owner and that there have been no breaches of the terms of the relevant Contract or the Refund Guarantee or any default thereunder;

(c)     No variations to Contract

        if an Additional Ship is a newbuilding, evidence that there have been no amendments or variations agreed to the relevant Contract and that no action has been taken by the Borrower; the relevant Owner or the relevant Builder which might in any way render the relevant Contract inoperative or unenforceable, in whole or in part;

(d)     No Encumbrance

        if an Additional Ship is a newbuilding, evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the relevant Contract other than a Permitted Encumbrance;

(e)     Ship conditions

        evidence that the Ship for which the relevant Advance is to be made:

        (i)     Registration and Encumbrances

                is registered in the name of the Borrower or the relevant Owner through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation (as defined in the relevant Ship Security Document) are free of Encumbrances;

        (ii)    Classification

                maintains  the   Classification   for  such  Ship  free  of  all
                requirements and recommendations of the relevant Classification Society; and

        (iii)   Insurance

                is insured in accordance with the provisions of the Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship); and

(f)     Security documents and delivery documents

        the relevant Owner's Guarantee and the Ship Security Documents for such Ship and the relevant Account Charge duly executed;

(g)     Borrower's and Owner's further corporate authorisations

        copies of the resolutions of the Borrower's and relevant Owner's directors and shareholders evidencing authorisation of the acceptance of the delivery of such Ship and authorisation and approval of the Ship Security Documents for such Ship and the transactions contemplated therein and any other documents issued or to be issued pursuant thereto and authorising their appropriate officers or other representatives to execute the same on their behalf certified in the manner referred to in paragraph (b) of Part 1 of this Schedule (or other evidence of such authorisation, approval and/or ratification) and any power of attorney issued pursuant to the said resolutions;

(h)     Other further corporate authorisations

        copies of the resolutions of the directors of each Security Party evidencing authorisation and approval of the Manager's Undertaking for such Ship to which such Security Party is, or is to be a party and the transactions contemplated therein and any other documents issued or to be issued pursuant thereto and authorising its appropriate officer or other representative to execute the same on its behalf certified in the manner referred to in paragraph (b) of Part 1 of this Schedule (or other evidence of such authorisation, approval and/or ratification) and any power of attorney issued pursuant to the said resolutions;

(i)     Updated certificates of incumbency

        a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Delivery Date for such
        Ship) by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of the Security Party pursuant to paragraph (d) of Part 1 of this Schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph (c) of Part 1 of this Schedule remain true, complete and up to date;

(j)     Management

        to the extent not provided pursuant to Schedule 4, Part 1, the Manager's Undertaking duly executed and copies, certified by an officer of the Borrower or the relevant Owner, of the Management Agreement for such Ship;

(k)     Mortgage registration

        evidence that the Mortgage has been provisionally registered against such Ship through the Registry for such Ship under the laws and flag of the Flag State for such Ship;

(l)     Notices of assignment and acknowledgements

        copies of duly executed notices of assignment required by the terms of the Security Documents and in the forms prescribed by the Security Documents;

(m)     Bank accounts

        evidence that the Earnings Account for such Ship has been opened;

(n)     Insurance opinion

        an opinion from insurance consultants appointed by the Agent, on the insurances effected or to be effected in respect of such Ship upon and following the Delivery Date for such Ship;

(o)     Legal opinions

        (i)     Bermuda opinion

                an opinion of Conyers Dill & Pearman special legal advisers in Bermuda to the Agent;

        (ii)    English opinion

                an opinion of Norton Rose special legal advisers to the Agent as to matters of the laws of England;

        (iii)   Flag State opinion

                an opinion of the special legal advisers to the Agent in the Flag State of such Ship and an opinion from the special legal advisers to the Agent in any Relevant Jurisdiction where such Ship has its underlying registration as set out in Part 1 of
                Schedule 2; and

        (iv)    Further opinions

                any such further opinion as may be required by the Agent and/or Banks;

(p)     Borrower's and Owner's process agent

        a copy, certified as a true copy by the Borrower's or relevant Owner's solicitors or other person acceptable to the Agent of a letter from the Borrower's or relevant Owner's or the relevant Security Party's agent for receipt of service of proceedings referred to in each of the relevant Ship Security Documents in which it is or is to be appointed as the Borrower's agent;

(q)     Valuation

        valuation (dated not more than two (2) weeks prior to the Delivery Date of such Ship) of such Ship in its anticipated condition as at the Delivery Date of such Ship;

(r)     Inspection report

        inspection report (dated not more than thirty (30) days prior to the Delivery Date of such Ship) of such Ship by a surveyor appointed by the Agent;

(s)     Manager's confirmation

        the Manager has confirmed in writing that the representations and warranties set out in clause 7.2.11 are true and correct;

(t)     Certificates of financial responsibility

        if applicable, a copy of a certificate of financial responsibility complying with the requirements of the United States Oil Pollution Act 1990 or the United States Comprehensive Environmental Response Compensation Liability Act 1980 together with evidence of approval thereof by the relevant regulatory authorities;

(u)     Payment of Contract Price

        if an Additional Ship is a newbuilding, evidence that the Contract Price for such Ship has been (or upon drawdown of the Delivery Advance for such Ship will have been) paid in full;

(v)     ISM Code and ISPS Code documentation

        a copy, certified by an officer of the Borrower, of the SMC, DOC and ISSC Certificate for such Ship; and

(w)     Fees, commissions and expenses

        evidence that any fees and commission due from the Borrower pursuant to the terms of clause 5.1 and any other provision of the Security Documents and all expenses under clause 5.2 have been paid in full.

                                     Part 4

   Additional documents and evidence required as a condition precedent to any Contract Instalment Advance and Delivery Date Instalment Advance

                          (referred to in clause 9.1)

(a)     Conditions precedent

        evidence that the  conditions  precedent set out in Part 1 and Part 2 of
        Schedule 4, remain fully satisfied;

(b)     No claim

        evidence satisfactory to the Agent and/or the Banks that the relevant Builder (and any other party who may have a claim pursuant to the relevant Contract) has no claims against the Additional Ship or the Borrower or relevant Owner and that there have been no breaches of the terms of the relevant Contract or the Refund Guarantee or any default thereunder;

(c)     No variations to Contract

        evidence that there have been no amendments or variations agreed to the relevant Contract and that no action has been taken by the Borrower, the relevant Owner or the relevant Builder which might in any way render such Contract inoperative or unenforceable, in whole or in part;

(d)     No Encumbrance

        evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the relevant Contract other than a Permitted Encumbrance;

(e)     Equity contribution

        evidence in a form and substance satisfactory to the Agent, that the Borrower or the relevant Owner has paid to the relevant Builder any required equity contribution for such Additional Ship;

(f)     Invoices

        a certified copy of the invoices in respect of which payment is due to the relevant Builder from the Borrower or the relevant Owner and such other evidence as the Agent may reasonably require that such payment is due and payable to such Builder;

(g)     Fees, commissions and expenses

        evidence that any fees due from the Borrower pursuant to the terms of clause 5.1 or any expenses under clause 5.2 or any other provision of the Security Documents have been paid in full; and

(h)     Title documents

        if the Additional Ship is a newbuilding copies of the Builder's certificate and bill of sale in favour of the relevant Owner from the Builder and a protocol of delivery and acceptance duly executed and such other evidence as the Agent may reasonably require (including evidence of the Builder's corporate authorisations to deliver title to the relevant Ship) that the relevant Owner will obtain good title to the relevant Ship on or before the relevant Delivery Date.

Schedule 5

                        Form of Substitution Certificate

[Note: Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations in all applicable jurisdictions.]

To: THE GOVERNOR AND COMPANY OF BANK OF SCOTLAND on its own behalf, as agent for the Banks party to the Loan Agreement mentioned below and on behalf of Aries Maritime Transport Limited.


Attention:                                                                [Date]

Substitution Certificate

This Substitution Certificate relates to a $360,000,000 Secured Facilities Agreement (the "Agreement") dated [ 2006] between (i) Aries Maritime Transport Limited, (ii) the banks whose respective names and addresses are set out in
Schedule 1 thereto as Banks, (iii) Nordea Bank Finland plc, London Branch and The Governor and Company of the Bank of Scotland as Arrangers, (iv) Nordea Bank Finland plc, London Branch and The Governor and Company of the Bank of Scotland and HBOS Treasury Services plc as Swap Banks and The Governor and Company of the Bank of Scotland as Agent.

1 [name of Existing Bank] (the "Existing Bank") (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [name of Substitute Bank] (the "Substitute") to accept by way of novation the portion of such participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement along with the transfer fee of $3,000.

2 The Substitute hereby requests the Agent (on behalf of itself and the other Banks) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 15.4 of the Agreement, so as to take effect in accordance with the respective terms thereof on [date of transfer] (the "Effective Date") or on such later date as may be determined in accordance with the respective terms thereof.

3 The Agent (on behalf of itself, the other Banks and all other parties to the Agency Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 15.4 of the Agreement so as to take effect in accordance with the respective terms thereof.

4       The Substitute confirms:

        (a) that it has received a copy of the Agreement and each of the other Security Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

        (b) that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Agreement, the other Security Documents and this Substitution Certificate and has not relied and will not rely on the Existing Bank or the Agent or any statements made by either of them in that respect;

        (c) that it has made and will continue to make its own credit assessment of the Borrower and has not relied and will not rely on the Existing Bank or the Agent or any statements made by either of them in that respect; and

        (d) that, accordingly, neither the Existing Bank nor the Agent shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.

5 Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6 The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any of the other Security Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or any other party to the Agreement or any of the other Security Documents or for the performance and observance by the Borrower or any other such party of any of its obligations under the Agreement or any of the other Security Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7 The Substitute hereby undertakes to the Existing Bank, the Borrower and the Agent and each of the other parties to the Agreement that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

8 All terms and expressions used but not defined in this Substitution Certificate shall bear the meaning given to them in the Agreement.

9 This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                  The Schedule




Commitment: $                                         Portion Transferred: $

Contribution: $                                       Portion Transferred: $

Next Interest Payment Date:

                      Administrative Details of Substitute



Lending Office:

Account for payments:

Telephone:

Telex:

Attention:

[Existing Bank]                                     [Substitute]

By:                                                 By:
     -------------------                                -------------------
Date:                                               Date:

The Agent
By:


------------------------
on its own behalf
and on behalf of the Borrower, the Banks, the Arranger, the Co-Arrangers, the Swap Banks and the Security Trustee

                                   Schedule 6


                             Compliance Certificate


To:     The Governor and Company of the Bank of Scotland
        New Uberior House
        11 Earl Grey Street
        Edinburgh EH3 9BN
        as Agent

From:   Aries Maritime Transport Limited
        Canon's Court
        22 Victoria Street
        Hamilton HM EX
        Bermuda

Dated: [o]

Dear Sirs

                        $360,000,000 Facilities Agreement
                           dated [o] (the "Agreement")

1 We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2       We refer to clause 8.7 of the Agreement and hereby certify that:

        (1)     Equity Ratio

                Requirement: Equity Ratio of not less than 35%.

                Satisfied [YES] : [NO]

        (2)     Minimum Liquidity

                Requirement: maintain on a consolidated basis the Minimum Liquidity.

                Satisfied [YES] : [NO]

        (3)     Working Capital

                Requirement: maintain a consolidated basis Working Capital of not less than zero Dollars ($0).

                Satisfied [YES] : [NO]

        (4)     Interest Coverage

                Requirement: maintain a ratio of EBITDA to Interest Payable on a trailing four (4) Financial Quarter basis of not less than 3.00 to 1.00.

                Satisfied [YES] : [NO]

        (5)     Security Value Maintenance

                Requirement: Security Value is not less than the Security Requirement.

                Satisfied [YES] : [NO]

        (6)     Liquidity of Manager

                Requirement: the Manager has a credit balance of not less than $1,000,000 in the Manager's Account.

                Satisfied [YES] : [NO]

3       We confirm that no Default is continuing.*


        ------------------------
        Chief Financial Officer
        Aries Maritime Transport Limited





----------------------------
for and on behalf of
[name of auditors of the Company]**


----------


* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company's auditors prior to signing the Agreement.

                                   Schedule 7
                         Calculation of Additional Cost

1 The Additional Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2 On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below. The Additional Cost will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant
        Loan) and will be expressed as a percentage rate per annum.

3 The Additional Cost Rate for any Bank lending from an office in any member state of the European Community that has adopted or adopts the Euro as its lawful currency in accordance with the legislation of the European Community relating to Economic and Monetary Union will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all Loans made from that office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that office.

4 The Additional Cost Rate for any Bank lending from an Office in the United Kingdom will be calculated by the Agent as follows:

        in relation to an Advance or an unpaid amount in any currency other than sterling:

        E x 0.01
        --------   per cent. per annum.
          300

        Where:

        E is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference
                Banks to the Agent pursuant to paragraph 6 below and expressed in Pounds per (pound)1,000,000.

5       For the purposes of this Schedule:

        (a) "Fees Rules" means the rules on periodic fees contained in the Supervision Manual of the Financial Services Authority Handbook of rules and guidance or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

        (b) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

        (c) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

        (d)     "Pounds" and  "(pound)"  mean the lawful  currency of the United
                Kingdom.

6 If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in Pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

7 Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

        (a)     the jurisdiction of its lending office; and

        (b) any other information that the Agent may reasonably require for such purpose.

        Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8 The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9 The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10 The Agent shall distribute the additional amounts received as a result of the Additional Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11 Any determination by the Agent pursuant to this Schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

12 The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Borrower

SIGNED by Mons S. Bolin                  )
for and on behalf of                     )
ARIES MARITIME TRANSPORT LIMITED         )
pursuant to a power of attorney          )
dated March 31, 2006                     )
                                                          /s/ Mons S. Bolin
                                                          -----------------
                                                          Attorney-in-fact


Arrangers

SIGNED by Rosmarie Soderbory             )
for and on behalf of                     )
THE GOVERNOR AND COMPANY OF              )
THE BANK OF SCOTLAND                     )
                                                          /s/ Rosmarie Soderbory
                                                          ----------------------
                                                          Authorised signatory


SIGNED by Chryso Adamou                  )
for and on behalf of                     )
NORDEA BANK FINLAND PLC, LONDON          )
BRANCH                                   )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

Agent

SIGNED by Rosmarie Soderbory             )
for and on behalf of                     )
THE GOVERNOR AND COMPANY OF              )
THE BANK OF SCOTLAND                     )
                                                          /s/ Rosmarie Soderbory
                                                          ----------------------
                                                          Authorised signatory

Banks

SIGNED by Rosmarie Soderbory             )
for and on behalf of                     )
THE GOVERNOR AND COMPANY OF              )
THE BANK OF SCOTLAND                     )
                                                          /s/ Rosmarie Soderbory
                                                          ----------------------
                                                          Authorised signatory


SIGNED by Chryso Adamou                  )
for and on behalf of                     )
NORDEA BANK FINLAND PLC, LONDON          )
BRANCH                                   )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact


SIGNED by Chryso Adamou                  )
for and on behalf of                     )
HSH NORDBANK AG                          )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
THE GOVERNOR AND COMPANY                 )
OF THE BANK OF IRELAND                   )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
SUMITOMO MITSUI BANKING                  )
CORPORATION                              )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
BAYERISCHE HYPO- UND                     )
VEREINSBANK AG                           )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
COMMERZBANK AKTIENGESELLSCHAFT           )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
GENERAL ELECTRIC CAPITAL                 )
CORPORATION                              )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
NATEXIS BA                               )
NQUES POPULAIRES                         )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
SWEDBANK (FORENINGS-                     )
SPARBANKEN AB (PUBL.))                   )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

Swap Banks

SIGNED by Rosmarie Soderbory             )
for and on behalf of                     )
THE GOVERNOR AND COMPANY OF              )
THE BANK OF SCOTLAND                     )
                                                          /s/ Rosmarie Soderbory
                                                          ----------------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
NORDEA BANK FINLAND PLC, LONDON          )
BRANCH                                   )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Oliver Basi                    )
for and on behalf of                     )
HBOS TREASURY SERVICES PLC               )
                                                          /s/ Oliver Basi
                                                          ---------------
                                                          Authorised signatory

SIGNED by Michael Pithey                 )
for and on behalf of                     )
HBOS TREASURY SERVICES PLC               )
                                                          /s/ Michael Pithey
                                                          ------------------
                                                          Authorised signatory

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
THE GOVERNOR AND COMPANY                 )
OF THE BANK OF IRELAND                   )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
HSH NORDBANK AG                          )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Authorised signatory

SIGNED by Michael Hartley                )
for and on behalf of                     )
SMBC CAPITAL MARKETS, INC.               )
                                                          /s/ Michael Hartley
                                                          -------------------
                                                          Authorised signatory

Co-Arrangers


SIGNED by Chryso Adamou                  )
for and on behalf of                     )
THE GOVERNOR AND COMPANY                 )
OF THE BANK OF IRELAND                   )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact

SIGNED by Chryso Adamou                  )
for and on behalf of                     )
HSH NORDBANK AG                          )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact
SIGNED by Chryso Adamou                  )
for and on behalf of                     )
SUMITOMO MITSUI BANKING                  )
CORPORATION                              )
                                                          /s/ Chryso Adamou
                                                          -----------------
                                                          Attorney-in-fact


SK 23248 0002 764951